Exhibit 10.5


                              LIMITED LIABILITY
                              COMPANY AGREEMENT
                                      OF
                              RSVP HOLDINGS, LLC
                        dated as of February 26, 1998


                     LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                              RSVP HOLDINGS, LLC


     This Limited Liability Company Agreement of RSVP Holdings, LLC, a Delaware limited liability company (the "Company"), is made as of February 26, 1998, among RSI Fund Management LLC, a Delaware limited liability company ("RSI Management"), as the Class A Member and as a Managing Member, and New World Realty, LLC, a Delaware limited liability company ("S/S"), as the Class B Member and a Managing Member, and any other Persons (as defined below) who become Members of the Company from time to time in accordance with the provisions hereof (collectively, the "Members").

     WHEREAS, the Class A Member and the Class B Member have formed the Company under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended from time to time (the "Delaware Act"), by causing to be filed a Certificate of Formation of the Company with the Office of the Secretary of State of the State of Delaware on February 17, 1998.

     WHEREAS, the Class A Member and the Class B Member desire to enter into a written agreement, in accordance with Section 18-201(d) of the Delaware Act, as to the affairs of the Company and the conduct of its business.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

          Section 1.1  Definitions.  The following terms shall have the
                       -----------
meanings set forth below:

     "Adverse Valuation Determination" means a determination, made at the request of RSI Management, that the Fair Value (as determined by the Expert), of the Fund's net assets, minus the sum of (x) the Fund Preferred Member's unreturned capital contributions to the Fund, and (y) the Fund Preferred Member's accrued and unpaid Basic Yield, is less than the unreturned Capital Contributions (as defined in Section 5.01(d)).

     "Affiliate" means, with respect to a Person, another Person that directly or indirectly controls, is controlled by or is under common control with such first Person, and shall be deemed to include a Family Member of such first Person, and a director, executive officer, senior employee (or Person with similar responsibilities) of such first Person. For purposes of this Agreement and the Employment Agreements, Reckson Services and RSI Management shall be deemed Affiliates of the Operating Partnership and of RA, and RA and the Operating Partnership shall be deemed Affiliates of Reckson Services and RSI Management.

     "Agreement" means this Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time.

     "Basic Yield" has the meaning specified in the Fund Operating Agreement.

     "Capital Account" means the capital account established for each Member in accordance with Section 5.02(a).

     "Capital Asset" means any asset of the Company or of any partnership or limited liability company in which the Company holds a direct or indirect interest, the sale or other disposition of which at a gain after the requisite holding period would result in whole or in part, in long term capital gain within the meaning of Section 1222(3) of the Code.

     "Capital Contributions" shall have the meaning specified in Section
5.01(d).

     "Cash Flow" means, with respect to any period, the amount by which (i) all cash receipts received by the Company during such period from whatever source derived (including, without limitation, cash from operations, the Managing Member Asset Management Fee, or proceeds from the sale, disposition or exchange of any asset and funds released during such period from cash reserves previously established from cash from operations or from proceeds from the sale, disposition or exchange of any asset, but excluding capital contributions received by the Colimitation, payment of reasonable operating expenses (including the unsubordinated portion of the RSI Asset Management Fee, and payments of the Managing Member Asset Management Fee to S/S or RSI Management), capital expenditures, payment of principal and interest on the Company's indebtedness and reasonable reserves established by the Managing Member for the Company's operating expenses allocable to the operation of the Fund; but excluding all disbursements funded with capital contributions to the Company, distributions to Members, and the Capital Contributions made by the Company to the Fund.

     "Cause" has the meaning specified in the Employment Agreement.

     "Certificate of Formation" means the Certificate of Formation referred to in the first recital of this Agreement and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

     "Change in Control Event" shall have the meaning specified in Section 10.04(b) of this Agreement.

     "Class A Approval" means the prior written consent of the holders of Class A Units representing in the aggregate more than 50% of the total number of Class A Units outstanding on the date of determination.

     "Class A Member" means a Member that holds one or more Class A Units and, initially, is solely RSI Management.

     "Class A Units" means the Interests in the Company designated as Class A Units as provided in Section 3.01(a) of this Agreement, having the terms provided in this Agreement.

     "Class B Approval" means the prior written consent of the holders of Class B Units representing in the aggregate more than 50% of the total number of Class B Units outstanding on the date of determination.

     "Class B Member" means a Member that holds one or more Class B Units and, initially, is solely S/S.

     "Class B Units" means the Interests in the Company designated as Class B Interests as provided in Section 3.01(a) of this Agreement, having the terms provided in this Agreement.,

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect and applicable on the date of the application of the provisions of this Agreement containing such reference.

     "Company" has the meaning specified in the Preamble to this Agreement.

     "Compulsory Non-Fund Platform Investments" shall have the meaning set forth in Section 5.01(e).

     "Concentration Threshold" with respect to a given Platform shall mean the date of the first to occur of (i) Seventy-Five Million ($75,000,000) Dollars of the total equity capital commitments to the Fund (preferred and common) having been invested in that Platform, (ii) the entire $300 million common and preferred equity capital commitments having been invested in Fund Investments or used to fund expenses or overhead of the Fund or (iii) the Investment Period having expired.

     "Control" means (a) in the case of a corporation, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all the voting stock (exclusive of stock which is voting only as required by applicable law or in the event of nonpayment of dividends and pays dividends only on a nonparticipating basis at a fixed or floating rate), and (b) in the case of any entity, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all of the beneficial equity interests therein (calculated by a method that excludes from equity interests, ownership interests that are nonvoting (except as required by applicable law or in the event of nonpayment of dividends or distributions) and pay dividends or distributions only on a non-participating basis at a fixed or floating rate) or, in any case (c) the power, directly or indirectly, to direct or control, or cause the direction of, the management policies of another Person, whether through the ownership of voting securities, general partnership interests, common directors, trustees, officers by contract or otherwise. The terms "controlled", "controlling" and "under common control with" shall have meanings correlative to the foregoing definition of Control.

     "Covered Person" means the Members (including Members acting as Managing Members), any Affiliate of a Member or any officers, managers, members, employees, representatives or agents of a Member, the Managing Directors, any member of the Management Committee or any employee or agent of the Company or its Affiliates.

     "Damages" shall mean liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses.

     "Delaware Act" shall have the meaning set forth in the first recital of this Agreement.

     "Default" shall have the meaning set forth in Section 5.01(f).

     "Disability" has the meaning specified in the Employment Agreement.

     "Elective Non-Fund Platform Investments" shall have the meaning set forth in Section 5.01(e).

     "Employment Agreements" shall mean the employment agreements, dated as of the date of this Agreement, between the Company and each of SL and SS, in the form attached hereto as Exhibit A.

     "Encumbrance" shall mean any security interest, mortgage, lien, charge, adverse claim, or restriction of any kind including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attribute of ownership.

     "Estate Planning Transfer" means any transfer, for estate or gift planning purposes of a Managing Director, of the direct or indirect Interest (but not voting or management authority) of a Class B Member or any Class B Units to a spouse, lineal descendant, Affiliate of the Member (or, if the Member is an entity, of an ultimate beneficial owner of the Member), or, provided any such transfer is for no consideration, other Person (excluding any competitor of Reckson Services, RA or the Operating Partnership), or a trust for the benefit of any such spouse, lineal descendant, Affiliate or, provided any such transfer is for no consideration, to a trust for the benefit of such other Person (excluding any competitor of Reckson Services, RA or the Operating Partnership).

     "Expert" means an independent, nationally recognized investment banking firm or other appropriate, independent expert selected as provided in the definition of Fair Value below.

     "Fair Value" of any Fund Investment or interest in the Company or in the Fund means the fair value thereof (but without any discount for minority interest or premium for majority interest) as determined by the parties by mutual agreement and, in the absence of such agreement, by an Expert. The Expert shall be selected by RSI Management and S/S, and if RSI Management and S/S are unable to agree on an Expert, the Expert shall be selected by two Experts, one of which shall have been selected by S/S, and the other by RSI Management, and each of which shall have determined the Fair Value of the Fund Investment or interest, as the case may be. In the event the two Experts are unable to agree on the Expert within three business days, a court with apnnot agree on Fair Value within 30 days, the Expert selected then shall make such determination. The Expert so selected shall agree to render a decision within 60 days after being selected, without a hearing. The third Expert's determination of Fair Value shall not be less than the lower of the two values as determined by the two Experts and shall not be greater than the higher of the two values as determined by the two Experts. Notwithstanding the foregoing, for purposes solely of section (h)(ii) in the definition of "Major Decisions" in this Section 1.01, and Section 4.04(d)(i), Fair Value shall be conclusively presumed to be the value paid for a Fund Investment in a bona fide arm's-length transaction by an unrelated third-party Person which is not an Affiliate of RSI Management, Reckson Services, RA or the Operating Partnership or a Rechler Family Member or an Affiliate of a Rechler Family Member, but only if such unrelated third-party Person has not engaged, within the past three years, and does not engage, within one year following the transaction, in any commercial or financial transactions or relationships with RSI Management, Reckson Services, RA or the Operating Partnership or an Affiliate thereof, or with a Rechler Family Member or an Affiliate of a Rechler Family Member.

     "Family Member" means, with respect to a Person, the spouse, lineal descendant, parent, or lineal descendant of such parent, of such Person.

     "Fiscal Year" shall have the meaning set forth in Section 2.04.

     "Formation Date" means the date of this Agreement.

     "Fund" shall mean (i) Reckson Strategic Venture Partners, LLC, a Delaware limited liability company ("RSVP"), the sole members of which are or will be the Company, as managing member, and the Fund Preferred Member, as non-managing member, or (ii) any alternative investment vehicle capable, legally and operationally of pursuing the investment objectives of RSVP, subject in all respects, including scope and nature of the investment objectives, to the constraints on real estate investment trust income imposed by the Code, and with the Managing Directors and S/S having no less economic remuneration, including rights to distributions and fees, managerial control and autonomy as provided under this Agreement, and capitalized with at least $300 million of legally binding equity capital commitments from institutional investors and/or Reckson Services, RA, the Operating Partnership, or their Affiliates.

     "Fund Investment" means an Investment by the Fund.

     "Fund Preferred Payments" means distributions from the Fund to the Fund Preferred Member sufficient to satisfy all amounts proposed to be distributed pursuant to Section 6.01(A)(i), (iii) and (iv) and Section 6.01(B), (i),
(iii) and (iv) of the Fund Operating Agreement.

     "Fund Preferred Member" means Paine Webber Real Estate Securities Inc. ("PWRES"), or such other Person as may, prior to or after formation and funding of the Fund, be substituted for, or succeed to the rights and privileges of, PWRES.

     "Fund Operating Agreement" means the proposed Operating Agreement of the Fund in the form of the draft attached hereto as Exhibit B, or such other Operating Agreement of the Fund as may be approved or deemed approved by the Members pursuant to Section 12.03 of this Agreement.

     "Fundamental Failure" has the meaning specified in the Employment
Agreements.

     "GAAP" means generally accepted accounting principles in the United
States.

     "incur" means to issue, assume, guarantee, incur or otherwise become liable for; "incurrence" has the correlative meaning.

     "Indebtedness" with respect to the Company means, without duplication,
(i) all indebtedness of the Company for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of the Company evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of the Company and, without duplication, all un-reimbursed amounts drawn thereunder, (iv) all indebtedness of any other Person secured by any Lien on any property owned by the Company, whether or not such indebtedness has been assumed, (v) all contingent obligations of the Company, (vi) all payment obligations of the Company under any hedge agreement or currency swaps or similar agreements, (vii) all indebtedness and liabilities secured by any lien or mortgage on any property of the Company, whether or not the same would be classified as a liability on a balance sheet, (viii) the liability of the Company in respect of banker's acceptances and the estimated liability under any participating mortgage, convertible mortgage or similar arrangement, (ix) the present value of the aggregate amount of rentals or other consideration payable by the Company in accordance with GAAP over the remaining unexpired term of all capitalized leases, (x) all judgments or decrees by a court, (xi) all indebtedness, payment obligations and contingent obligations of any partnership in which the Company holds a general partnership interest, (xii) all convertible debt and subordinated debt, (xiii) all preferred stock of the Company that is redeemable for cash, a cash equivalent, a note receivable or similar instrument or are convertible to Indebtedness as defined herein (other than Indebtedness described in clauses (iii), (ix), (x) or (xiii) of this definition), and (xiv) all obligations, liabilities, reserves and any other items which are listed as a liability on a balance sheet of the Company determined on a consolidated basis in accordance with GAAP, but excluding all general contingency reserves and reserves for deferred income taxes.

     "Interest" means a limited liability company interest in the Company, including the right of the holder thereof to any and all benefits to which a Member may be entitled as provided in this Agreement together with the obligations of a Member to comply with all of the terms and provisions of this Agreement.

     "Investment" means any acquisition of an interest, whether in the form of debt or equity, in real estate or in a real estate- related operating corporation, partnership, trust, limited liability company or other real estate-related entity, or a group of real estate-related assets purchased in a single transaction or group of related transactions, and subsequent to such acquisition, the asset so acquired.

     "Investment Period" has the meaning specified in the Fund Operating Agreement.

     "Investment Plan" shall have the meaning set forth in paragraph (b) of the definition of Major Decision.

     "IRR" means the annual rate, calculated and compounded monthly, at which the present value, as of the date deemed to be the date of the initial Capital Contribution to the Company, of all distributions hereunder, from all sources, to a Member (discounted at such rate from the dates such distributions are actually received by such Member), is equal to the net present value, as of the date deemed to be the date of the initial Capital Contributions to the Company, of the unreturned Capital Contributions made by such Member to the Company contributed or funded from and after the date of this Agreement (discounted at such rate from the date such amounts are actually paid or contributed by such Member). The date deemed to be the date of the initial Capital Contribution to the Company shall be the closing date in July 1997 for the first of the Prior Investments, unless the Class B Member gives the Rejection Notice in accordance with Note (1) to Schedule A hereto, whereupon the date of the Initial Capital Contribution shall be the Formation Date and the Prior Investments shall be deemed Investments which are not subject to this Agreement or the Employment Agreements and S/S, SL and SS shall have no rights of any kind or nature with respect thereto or with respect to any future investment in that Platform.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property includes the interest of a lessor under a capital lease or under any financing lease having substantially the same economic effect as any of the foregoing, inchoate liens arising under the Employment Retirement Income Security Act of 1974, as amended and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor or consignor pursuant to Section9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

     "Liquidation" means any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. For the purpose of this definition, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, interests, units or other consideration) of all or substantially all the property or assets of the Company shall be deemed a voluntary liquidation, dissolution or winding up of the Company.

     "Major Decisions" means:

          (1) Making or acquiring any Fund Investment requiring a capital call or the incurrence of senior debt or claims on cash flow, disposition proceeds or other equity-type claims;

          (2) Adopting an investment plan for each Fund Investment or any material modification to such investment plan (each, an "Investment Plan"). Each Investment Plan will specify the financing, growth and disposition strategies for the Fund Investment and will include a budget of all capital and operating expenses anticipated for the Fund Investment;

          (3) Any action which is materially inconsistent with an approved Investment Plan;

          (4) Adopting an annual operating expense budget (which shall not include capital items) for the Fund and any material modification thereto, provided, however, that unless and until agreement on a subsequent year's budget is reached, the prior year's operating budget shall continue in effect for subsequent years;

          (5)  The undertaking by the Company
of any substantial business activity not reasonably related to acting as the managing member of the Fund;

          (6) The agreement by the Company to any amendment, modification or termination of the Fund Operating Agreement, including, without limitation, any of the provisions of Articles III, VI or VII thereof, except as provided in Section 12.03 of this Agreement;

          (7) The changing of the Fund's or the Platform Investments' independent accountants;

          (8) Unless within the parameters previously approved under an Investment Plan (as the same may have been modified by written amendment or by Management Committee action as reflected in approved minutes) and subject to Section 4.05(d)(i):

               (1) the settlement for more than $250,000 of any litigation or arbitration or other claim; provided, however, that RSI Management may cause (or direct or compel S/S to take) such action with respect to such litigation, arbitration or other claim as is necessary, in the reasonable judgment of RSI Management, to preserve RSI Management's, Reckson Services', the Operating Partnership's or their Affiliates' unreturned original invested capital in any Fund investment;

               (2) the voluntary disposition of any Fund Investment (or any material part thereof); provided, however, that at any time, or from time to time, after the unpaid Subordinated Preference Amount has been paid in full, RSI Management may compel a disposition at Fair Value to (A) an unrelated third party Person which is not an Affiliate of RSI Management, Reckson Services, RA or the Operating Partnership or a Rechler Family Member or an Affiliate of a Rechler Family Member; or (B) following a determination of Fair Value, at or above the Fair Value so determined, to Reckson Services, RA, the Operating Partnership or a Rechler Family Member, or an Affiliate thereof, or to any other Person.

               (3) the acceleration, foreclosure or other exercise of remedies by the Fund in respect of any Fund Investment; provided, however, that RSI Management may cause (or direct or compel S/S to take) such action with respect to such acceleration, foreclosure or other exercise of remedies as is necessary, in the reasonable judgment of RSI Management, to preserve RSI Management's, Reckson Services, the Operating Partnership's, or their Affiliates' unreturned original invested capital in any Fund Investment; or

               (4) the extension, restructuring, workout or other modification of the terms of any Fund Investment, provided, however, that RSI Management may cause (or direct or compel S/S to take) such action with respect to such extension, restructuring, workout or other modification as is necessary, in the reasonable judgment of RSI Management, to preserve RSI Management's, Reckson Services', the Operating Partnership's, or their Affiliates' unreturned original invested capital in any Fund Investment;

          (9) The designation, extension or reduction of the Investment Period or any extension or acceleration of the termination date of the Fund or continuation of the Fund beyond that permitted by the Fund Operating Agreement;

          (10) Any pledge, sale or other transfer by the Company of any or all of its interest in the Fund or its rights under the Fund Operating Agreement or any withdrawal as managing member of the Fund;

          (11) Any liquidation, dissolution or merger of the Fund or the Company;

          (12) The commencement by the Company of (or acquiescence of the Company to) any bankruptcy, insolvency or similar proceeding by or against the Fund or the Company as debtor;

          (13) Any termination of a Managing Director other than by reason of an Adverse Valuation Determination or for Cause (provided the Company and RSI Management indemnify and hold harmless the other Managing Director from and against any adverse effect on his future distributions from the Company arising from any payments made to, or claims made by the Managing Director who is so terminated);

          (14) Any agreement or transaction with, or payment of any salary, fees, equity compensation, or other compensation to, any Managing Director, S/S or Affiliates of S/S, or RSI Management, Reckson Services, the Operating Partnership or Affiliates of RSI Management, except for the RSI Asset Management Fee, the Managing Member Asset Management Fee, the S/S Asset Management Fee, the S/S Transaction Fees, or as expressly set forth in the Fund Operating Agreement, this Agreement, the Employment Agreements or an approved Investment Plan;

          (15) The registration of any securities of the Fund or the Company (or any entity in which the Fund has a controlling interest) under the Securities Act of 1933;

          (16) Any change of the name of the Company or the name under which the business of the Company will be conducted;

          (17) The determination that it is necessary, in order to preserve the capital value of the Fund's Investments or otherwise, that the Fund take actions materially inconsistent with the policies set forth in the Fund's operating agreement;

          (18) The increase or reduction of the capital commitments of any member of the Fund;

          (19)  The admission of a new Member;

          (20)  The incurrence of any Indebtedness in excess of $250,000;

          (21) Any press releases or other public relations communications intended for dissemination to the general public regarding events or activities material to the Fund as a whole;

          (22) Approval of payment of organizational or offering expenses incurred in the formation of the Fund or the Company; and

          (23) Approval of the retention of a successor Managing Director which is not an Approved Successor (as such term is defined in the Employment Agreements).

     "Managing Director" means each of SL and SS, in their capacities as Managing Directors of the Company pursuant to the Employment Agreements.

     "Managing Member" means each of RSI Management and S/S, in their capacities as Members of the Company designated as the managers.

     "Managing Member Asset Management Fee" shall have the meaning set forth in Section 9.02(b).

     "Management Committee" means a committee consisting of four members, two of whom shall be SL and SS and two of whom shall be designated by RSI Management, which shall initially be Messrs. Scott Rechler and Michael Maturo. Each of SL and SS shall be a member of the Management Committee until his employment with the Company has been terminated, at which time he can be replaced by a successor Managing Director. The designees of RSI Management may not be changed without the consent of SL and/or SS, which consent shall not be unreasonably withheld, provided, however, that one of the two initial RSI Management designees may be changed without the consent of SL or SS so long as the new designee is a person who was a director or senior executive officer of Reckson Services or RA on January 1, 1998.

     "Member" means any Person that holds an Interest in the Company, is admitted as a member of the Company pursuant to the provisions of this Agreement and named as a member of the Company on Schedule A hereto and includes any Person admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the Company. For purposes of the Delaware Act, the Class A Member and the Class B Member shall constitute separate classes or groups of Members.

     "Net Profits" and "Net Losses" means for each taxable year of the Company an amount equal to the Company's net income or loss for such year as determined in accordance with the Federal income tax accounting methods and rules used by the Company on its Federal Partnership Information Return (other than items allocated pursuant to Section 8.02(c)), increased by any non-taxable income received by the Company and decreased by any non-deductible expenses incurred by the Company.

     "Non-Fund Platform Investments" shall have the meaning set forth in
Section 5.01(f).

     "Operating Partnership" means Reckson Operating Partnership, L.P., a Delaware limited partnership.

     "Permitted Class B Transfers" means (i) any transfer of all or a portion of the Interest of a Class B Member or any Class B Units to a Class B Member and (ii) any Estate Planning Transfer.

     "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity of whatever nature.

     "Platform" means a business sector in the real estate industry, defined by real estate sector and property type, but which sectors and property types shall not include office or industrial real estate or executive office suites.

     "Platform Investment" means an Investment by the Fund, Reckson Services, RA, the Operating Partnership, and/or their Affiliates in real estate and real estate-related operating companies in a Platform, but shall not include a Non-Fund Platform Investment.

     "Prior Investments" means the Investments heretofore made by the Fund in America Campus Lifestyles Companies LLC and in Dobie Center.

     "RA" means Reckson Associates Realty Corp., a Maryland corporation.

     "Rechler Family Member" means Donald J. Rechler, Scott H. Rechler, Roger Rechler, Mitchell D. Rechler, Gregg M. Rechler, or a Family Member of any of the foregoing.

     "Reckson Services" means Reckson Services Industries Inc., a Delaware corporation.

     "Regulations" means the regulations proposed or promulgated under the Code, as amended from time to time, or any federal income tax regulations promulgated after the date of this Agreement. A reference to a specific Regulation refers not only to such specific Regulation but also to any corresponding provision of any federal tax regulation enacted after the date of this Agreement, as such specific
Regulation or corresponding provision is in effect and applicable on the date of application of the provisions of this Agreement containing such reference.

     "RSI Asset Management Fee" shall have the meaning set forth in Section 9.02(a).

     "RSI Management" shall have the meaning set forth in first paragraph of this Agreement.

     "ROP/SS" means ROP-New World, LLC, a Delaware limited liability company which may be formed, among a wholly-owned subsidiary of the Operating Partnership, as the class A member, and S/S, as the class B member, or such other Person or contractual relationship as is approved by both Managing Members in their respective sole discretion as a vehicle for direct Investments by RA, the Operating Partnership or their Affiliates in Platforms (but in no event shall the exercise of discretion by S/S with respect to denying approval of such vehicle preclude RA, the Operating Partnership or a wholly-owned Affiliate from making such Investments if not otherwise expressly prohibited or restricted by this Agreement).

     Significant Affiliate" means, with respect to a Person, an Affiliate of such Person which is a reporting company under the Securities Exchange Act of 1934 and of which such Person is the holder of 5% or more of its outstanding voting common equity securities.

     "SL" means Seth B. Lipsay, an individual.

     "SS" means Steven H. Shepsman, an individual.

     "S/S" shall have the meaning set forth in the first paragraph of this Agreement.

     "S/S Transaction Fees" means the acquisition and/or consulting fees payable to S/S in the amounts and manner specified in Section 9.02(d).

     "Subordinated Preference Amount" means Fifteen Million ($15,000,000)
Dollars.

     "Subordinated RSI Fee" means, until the Fund Preferred Member has received the Fund Preferred Payments, an amount for each calendar year equal to the lesser of (A) $1.5 million of the annual RSI Asset Management Fee for that year, and (B) the annual excess of (x) total Fund general and administrative expenses, plus the RSI Asset Management Fee for that year, over (y) $5.0 million.

     "Substitute Member" means a Person who is admitted to the Company as a Member pursuant to Section 10.05 hereof, and who is named as a Member on Schedule A to this Agreement.

     "Tax Distributions" means any
distributions made under Section 7.01(a) or corresponding provisions of any operating agreement of the Fund, any Platform Investment or ROP/SS.

     "Tax Matters Partner" means the Managing Member designated as such in
Section 4.09(b).

     "Transfer" shall have the meaning set forth in Section 10.04(a).


                                  ARTICLE II

                              GENERAL PROVISIONS

          Section 1.2  Company Name.  The name of the Company is "RSVP
                       ------------
Holdings, LLC."

          Section 1.3  Registered Office; Registered Agent.  The Company
                       -----------------------------------
shall maintain a registered office in the State of Delaware at, and the name and address of the Company's registered agent in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805-1297.

          Section 1.4  Nature of Business; Permitted Powers.  The purposes
                       ------------------------------------
of the Company are (i) to act as the managing member of the Fund, and (ii) to acquire, own, hold, monitor, vote, sell, exchange, dispose of and exercise all rights and remedies with respect to membership interests of the Fund and any cash or cash equivalents or other property received by the Company in respect thereof. In addition, the Company may conduct such other business and take all other actions as may be attendant to said purposes or otherwise approved by all of the Members and which shall be a lawful act or activity for which limited liability companies may be formed under the Delaware Act.

          Section 1.5  Fiscal Year.  Unless and until otherwise determined
                       -----------
by the Managing Members, the fiscal year of the Company for federal income tax purposes shall, except as otherwise required in accordance with the Code, end on December 31 of each year (each, a "Fiscal Year").

          Section 1.6  Term.  The term of the Company shall be the term of
                       ----
the Fund (as such term may be extended or reduced pursuant to the Fund Operating Agreement, but subject to the provisions of Section 4.05 as regards Major Decisions), plus three months, unless the Company is earlier dissolved in accordance with the provisions of Article XI of this Agreement.

          Section 1.7  Limitation on Member Liability.
                       ------------------------------

          (1) Except as otherwise expressly required by law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Managing Member shall be obligated personally for any such debt, obligation or liability of the Company by reason of being a Member or Managing Member.

          (2) Except as otherwise expressly required by law, a Member, including the Managing Members, in its capacity as a Member or Managing Member, shall have no liability to any Person hereunder in excess of (i) its obligation to contribute capital as expressly provided for in this Agreement and (ii) the amount of any distributions made to it, as provided in Section 18-607 of the Delaware Act.

          Section 1.8  Indemnification.  To the fullest extent permitted
                        ---------------
by applicable law, any Covered Person shall be indemnified and held harmless by the Company for and from any Damages sustained or incurred by such Covered Person by reason of any act performed or omitted by such Covered Person as to which such Covered Person is not liable as provided below in Section 2.08; provided, however, that any indemnity under this Section 2.07 shall be provided out of and to the extent of Company assets only, and no Member shall have any personal liability on account thereof. The right of indemnification pursuant to this Section 2.07 shall include the right to be paid, in advance or within 15 business days of presentation of reasonable supporting documentation, by the Company for the reasonable expenses incurred by a Covered Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding provided that the Covered Person shall have given a written undertaking to reimburse the Company in the event it is subsequently determined that he, she or it is not entitled to such indemnification.

          Section 1.9  Exculpation.  No Covered Person shall be liable to
                        -----------
the Company or any Member for any Damages incurred by reason of any act performed or omitted by such Covered Person on behalf of the Company unless such act or omission was performed or omitted in bad faith and not in good faith reliance on the advice of the Company's legal, accounting or other professional advisors, or, as to a Managing Director constituted Cause, or as to any Member constituted willful misconduct or gross negligence.

          (b) Unless otherwise acting in bad faith with respect thereto, a Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.


          Section 1.10  Limitations on Fiduciary Duties.  No Member shall
                        -------------------------------
be subject to any fiduciary duty as a Member to another Member or to the Company, nor shall any Managing Director or RSI Management designee to the Management Committee be subject to any fiduciary duty of care to a Member or to the Company. In exercising his right to propose, oppose, or vote in favor of or against any Major Decision or any other decision, each Managing Director and each RSI Management designee to the Management Committee (i) shall be entitled to act solely in his own best interests, without regard to the interests of the Company or its Members, and (ii) shall not be subject to any fiduciary duty to the Company or any Member.

          Section 1.11  Insurance.  The Company shall purchase and
                        ---------
maintain insurance, to the extent and in such amounts as RSI Management shall, in its reasonable discretion, deem reasonable (but in no event less than the scope of the coverage in effect from time to time with respect to directors and officers of RA, and in amounts of not less than $10 million per occurrence and $10 million in the aggregate, with an aggregate deductible of not more than $100,000, on behalf of Covered Persons and such other Persons as the Managing Members shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Managing Members shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 2.10 and containing such other procedures regarding indemnification as are appropriate and consistent with this Agreement.

          Section 1.12  Outside Businesses.
                        ------------------
          (1) Except as consented to by the Management Committee, neither S/S, SL, SS, Reckson Services nor RA nor any of their respective Affiliates, nor any Rechler Family Member who is an officer of Reckson Services, RA or the Operating Partnership, will, directly or indirectly, fund or exercise voting or investment control over any Investments outside of the Fund of a kind suitable for investment by the Fund until the expiration of the Investment Period or, with respect to new Investments in a Platform, when that Platform has reached its Concentration Threshold, except that (i) Reckson Services, RA, the Operating Partnership or any of their respective Affiliates may consummate Investments which have been presented to the Fund and rejected by the Managing Directors, and (ii) RA, Reckson Services and the Operating Partnership or any of their respective Affiliates shall not be required to present to the Fund, and may consummate Investments in "executive office suite business" opportunities, and in office and industrial properties, in any geographic location; and (iii) Reckson Services and its Affiliates shall not be required to present to the Fund, and may consummate, with subsequent notice to S/S, Investments in service companies which derive no more than 25% of their gross revenues, directly or indirectly, from the
ownership,   operation,   sale   or   leasing   of   real  estate   (such
determination of revenue sources to be made upon initial investment evaluation and prior to any assets being classified for presentation to RA and/or Reckson Services).

          (2) The Company shall offer, and shall cause the Fund to offer, to the Operating Partnership, any office or industrial property or office suite opportunities it encounters.

          (3) If a Change in Control Event occurs regarding RA, the restrictions in Section 2.11(a) on RA and other Persons with respect to RA shall not apply to any Person, but the Fund shall nevertheless continue to be precluded from acquiring office or industrial properties in the then-existing RA markets for such time as the former executive officers or directors of RA are prohibited from competing with the Operating Partnership.

          (4) Neither Reckson Services, the Operating Partnership, RA or their Affiliates will, directly or indirectly, close on or commit capital to any real estate investment fund or other real estate investment vehicle having investment objectives similar to the Fund until 12 months after the earlier of (i) the Fund's entire $300 million Common and Preferred Capital Commitments having been invested in Fund Investments or used to Fund expenses or overhead, or (ii) the Fund's Investment Period has expired.

          (5) Subject to their right to conduct their core businesses without substantial restrictions, neither Reckson Services, RA, the Operating Partnership nor any of their Affiliates will directly engage in activities that provide material benefits to any Person which directly competes with a then-existing Fund Platform Investment.


                                 ARTICLE III

                CLASSES OF INTERESTS AND ADMISSION OF MEMBERS

          Section 1.13  Classes.  Subject to Section 3.01(b), the Interests
                       -------
of the Company shall be divided into two classes, Class A Units and Class B Units, each having the relative rights, powers and duties set forth in this Agreement.

          Section 1.14  Admission of Initial Members.  Upon the execution
                       ----------------------------
of this Agreement, RSI Management shall be admitted to the Company as a Class A Member and S/S shall be admitted to the Company as a Class B Member. The Company shall issue 50 Class A Units to RSI Management and 50 Class B Units to S/S. The number of Units issued to each Member does not reflect capital contributions or ownership, and shall have no effect on the relative rights and privileges of the Class A Members, as a class, and the Class B Members, as a class. The name and mailing address of each such Member and the amount contributed by such Member to the capital of the Company is listed on Schedule A attached hereto.

          Section 1.15  Schedule A.  The Managing Members shall update
                       ----------
Schedule A from time to time as necessary in accordance with this Agreement to reflect accurately the information therein and shall send each Member prompt written notice of each such update to Schedule A. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.


                                  ARTICLE IV

                            VOTING AND MANAGEMENT

          Section 1.16  Class A Member Voting Rights.  Class A Members
                       ----------------------------
holding Class A Units shall be entitled to one vote for each such Class A Unit upon all matters upon which Class A Members have the right to vote. All Class A Members shall have the right to vote separately as a class on any matter on which the Class A Members have the right to vote regardless of the voting rights of any other class or series of Interests. The Company shall cause a notice of any meeting at which holders of the Class A Units are entitled to vote, or of any matter upon which action may be taken by written consent of such holders, to be mailed in accordance with Section 12.09 to each holder of record of the Class A Units. Each such notice will include a statement setting forth (a) the date of such meeting or the date by which such action is to be taken, (b) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matters upon which written consent is sought and (c) instructions for the delivery of proxies or consents.

          Section 1.17  Class B Member Voting Rights.  Class B Members
                       ----------------------------
holding Class B Units shall be entitled to one vote for each such Class B Unit upon all matters upon which Class B Members have the right to vote. All Class B Members shall have the right to vote separately as a class on any matter on which the Class B Members have the right to vote regardless of the voting rights of any other class or series of Interests. The Company shall cause a notice of any meeting at which holders of the Class B Units are entitled to vote, or of any matter upon which action may be taken by written consent of such holders, to be mailed in accordance with Section 12.09 to each holder of record of the Class B Units. Each such notice will include a statement setting forth (a) the date of such meeting or the date by which such action is to be taken, (b) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matters upon which written consent is sought and (c) instructions for the delivery of proxies or consents.

          Section 1.18  Management Committee Meetings.
                       -----------------------------

          (1) The Management Committee shall hold meetings bi-weekly, or more frequently when requested by S/S or RSI Management. A majority of the Management Committee shall constitute a quorum for the transaction of business at each meeting provided three business days' prior notice of the meeting has been given to or waived in writing by all members of the Management Committee. An agenda for each meeting shall be prepared by the Managing Directors and circulated to each member of the Management Committee at least 24 hours prior to the meeting. Minutes of each Management Committee meeting shall be kept by the Managing Directors and circulated to each member thereof within three business days after the actual meeting. To the extent not objected to by a Management Committee member within ten business days following receipt, such minutes shall be deemed approved by that member. Meetings of the Management Committee may be held by conference telephone call or other similar device, provided that all participating Management Committee members may hear each other.

          (2) The members of the Management Committee designated by each of S/S and RSI Management shall each use their reasonable efforts to reach a consensus on all matters within the framework of regular Management Committee meetings, and shall each cooperate in encouraging frequent and detailed dialogue and communication between the Managing Directors and RSI Management.

          Section 1.19  Major Decisions.  Subject to the provisions of
                       ---------------
Section 10.04(b)(iii) and 10.04(f):

          (1) S/S and the Managing Directors shall not have the authority to take any action which would constitute a Major Decision unless the Management Committee shall have considered and approved such Major Decision, including the approval of one Managing Director and one member designated by RSI Management.

          (2) Conversely, S/S shall take or shall cause the Company to take any action that is a Major Decision if both members designated by RSI Management and one Managing Director approve the taking of such action. In exercising his right to propose, oppose, or vote in favor of or against any Major Decision or any other decision, each Managing Director (i) shall be entitled to act solely in his own best interest without regard to the interests of the Company or RSI Management, and (ii) shall not be subject to any fiduciary duty to the Company or to RSI Management.

          Section 1.20  Management of the Company.
                       -------------------------
           (1) Subject to the regular and frequent oversight of the Management Committee and prior approval of the Management Committee with respect to Major Decisions, S/S shall conduct the business and affairs of the Company, including the day-to-day operations of the Company and the Fund, and the performance by the Company and the Fund of their obligations under the
Fund    Operating    Agreement    and   the   agreements   relating   to
the     Fund     Preferred     Member,     and         shall     execute
the Investment Plans and budgets as initially approved by the Management Committee, or as modified by the Management Committee, all as reflected in approved minutes and as described in Section 4.03 hereof.

          (2)  Subject to the foregoing, including, without limitation,
Section 4.04, and any other limitations expressly provided for in this Agreement, each of the Managing Members shall have the power to:

               (1) authorize and engage in transactions and dealings on behalf of the Company, including transactions and dealings with any Member or any Affiliate of any Member or the Managing Member;

               (2) call meetings of Members or any class or series thereof or of the Management Committee;

               (3) incur and pay or compel RSI Management to cause to be paid all expenses and obligations incident to the operation and management of the Company, other than expenses and obligations the Incurrence of which would be a Major Decision;

               (4) call for capital contributions from RSI Management to fund expenses as set forth in Section 4.08;

               (5) acquire, own, hold, monitor, vote, sell, exchange or otherwise dispose of any assets, including, without limitation, Fund interests, in accordance with each approved Investment Plan, and exercise all rights and remedies with respect thereto, other than such actions as would constitute a Major Decision;

               (6) subject to this Agreement, determine and make, or direct the Company to cause to be made, distributions, in cash or otherwise, on Interests, in accordance with the provisions of this Agreement and of the Delaware Act

               (7) establish or set aside any reserve or reserves for contingencies and for any other proper Company purpose;

               (8)  (A) employ SL and SS as Managing Directors of the
Company pursuant to the Employment Agreements and pay to each of them the salary set forth in the Employment Agreements, which salary shall, during the term of the Employment Agreement, not be increased without the consent of RSI Management, and (B) subject to Section 4.05(c), and, if not subject to
Section 4.05(c), otherwise with the agreement of RSI Management, appoint (and dismiss from appointment) officers and agents on behalf of the Company, and employ (and dismiss from employment) any and all persons providing legal, accounting or financial services to the Company, or such other employees or agents as S/S deems necessary or desirable for the management and operation of the Company;

               (9) acquire and enter into any contract of insurance necessary or desirable for the protection or conservation of the Company and its assets or otherwise in the interest of the Company as S/S shall determine;

               (10) effect a dissolution of the Company and to act as liquidator or the person winding up the Company's affairs, all in accordance with the provisions of this Agreement and of the Delaware Act;

               (11) bring and defend on behalf of the Company actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

               (12) prepare and cause to be prepared reports, statements and other relevant information for distribution to Members as may be required or determined to be appropriate by a Managing Member from time to time or as may be reasonably requested by the Management Committee;

               (13) execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing.

          (3) Notwithstanding anything to the contrary in this Agreement, RSI Management shall have the sole power to:

               (1) determine accounting policies for the Company, the Fund and Platform Investments;

               (2)  select the Company's independent accountant;

               (3) make any tax policy election or file any tax return on behalf of the Company, the Fund or any Platform Investment, provided, however, that RSI Management shall take no position that is disproportionately adverse to S/S; and

               (4) open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions;

               (5)  subject to the distribution rights of S/S set forth in
Section 7.01, manage all treasury, cash management, bookkeeping and financial reporting functions (but not including financings and decisions related thereto which shall constitute a Major Decision unless in accordance with an approved Investment Plan) of the Company and the Fund; and

               (6) terminate a Managing Director for Cause pursuant to the Employment Agreement or by reason of an Adverse Valuation Determination pursuant to the Employment Agreement.

          (4) (i) Notwithstanding section (h)(ii) in the definition of "Major Decisions" in Section 1.01, in the event the Members cannot agree with respect to a voluntary disposition of any Fund Investment which is proposed by RSI Management, then unless and until the unpaid Subordinated Preference Amount has been paid in full (in which event, RSI Management may compel a disposition, at any time or from time to time, of a Fund Investment at Fair Value to (A) an unrelated third party Person which is not an Affiliate of RSI Management, Reckson Services, RA or the Operating Partnership, or a Rechler Family Member or an Affiliate of a Rechler Family Member, or (B) following the determination of Fair Value, at or above the Fair Value so determined, to Reckson Services, RA, the Operating Partnership or a Rechler Family Member, or an Affiliate thereof, or to any other Person):

               (1) until the third anniversary of the Formation Date, if RSI Management reasonably believes that (x) a material change in circumstances has occurred with respect to such Fund Investment, and (y) the continued holding of such Fund Investment under such change in circumstances is reasonably likely to result in a material adverse effect on Reckson Services, the Operating Partnership, RA and/or any of their respective Significant Affiliates, RSI Management in its sole discretion may take such action as it has requested be taken with respect to the disposition of such Fund Investment, provided, however, if there is an event regarding RA that would constitute a Change in Control Event had such event occurred with respect to Reckson Services, this clause (y) shall be deemed amended to eliminate any reference to the Operating Partnership, RA or their respective Affiliates;

               (2) from and after the third anniversary of the Formation Date, RSI Management may in its sole discretion take such action with respect to disposition of a Fund Investment as it requests without regard to the restrictions in the foregoing clause (1), provided, that unless and until the unpaid Subordinated Preference Amount has been paid in full and subject to clause (3) below, RSI Management may not effect a disposition of a Fund Investment in a manner which results in the disposition in any 12-month period of Fund Investments representing more than $75 million of original capital contributions to the Fund;

               (3) until the fourth anniversary of the Formation Date, notwithstanding the provisions set forth in the foregoing clause (2), if the aggregate Platform Investments and Compulsory Non-Fund Platform Investments

                                   in a given Platform exceed $150
                                   million, RSI Management in its sole
                                   discretion may elect to dispose of all or any of the Platform Investments in that


                                   Platform, provided, however, if there is an event regarding RA that would constitute a Change in Control Event had such event occurred with respect to Reckson Services, this subsection (3) shall not apply; and

               (4) until the fourth anniversary of the Formation Date, notwithstanding any of the foregoing clauses (1)-(3) above, as an additional limitation, unless and until the unpaid Subordinated Preference Amount has been paid in full, the aggregate disposition of Fund Investments proposed by RSI Management and not consented to by S/S under all of the foregoing provisions of this sentence shall not exceed $150 million of original capital contributions to the Fund.

          (ii) From and after the third anniversary of the Formation Date, in the event the Management Committee rejects (x) two or more proposals to dispose of a Platform Investment which are presented by the Managing Directors within a six-month period, or (y) one proposal to dispose of a Platform Investment which includes a bona fide written offer from a prospective third-party purchaser which can demonstrate sufficient debt and equity capitalization to consummate the offer (either, a "Disposition Deadlock"), S/S may elect, within 30 days of such rejection, in its sole discretion, to require RSI Management to acquire from the Fund any such Platform Investment(s) (i) if the rejected proposal(s) includes an offer to purchase the Platform Investment from a prospective purchaser, on the terms and conditions offered by the prospective purchaser, and (ii) if the rejected proposal(s) does not include an offer to purchase the Platform Investment from a prospective purchaser, at a price equal to Fair Value of that Platform Investment (and if RSI Management does not or cannot consummate such acquisition within 90 days, to then dispose of the Platform Investment on the terms proposed but rejected by RSI Management). In a Disposition Deadlock, in the event that a third party offer is made and approved by RSI Management but not consummated, unless another bona fide offer on substantially the same or better terms is made in writing and accepted by S/S within 30 days after the initial offer fails to close, then for two years thereafter, S/S shall not be entitled to elect to require RSI Management to acquire that Platform Investment.

          (5) The Class B Member shall have the right to request the determination of the Fair Value of any Fund Investment which has been compelled by RSI Management to be disposed of pursuant to section (h)(ii) (A) in the definition of "Major Decisions" in Section 1.01 or pursuant to Section 4.05(d)(i)(A), by written notice within 45 days of the consummation of such disposition, unless Fair Value has been conclusively presumed in accordance with the definition of Fair Value contained in Section 1.01 of this Agreement. The excess, if any, of the Fair Value of such Fund Investment over the fair market value of the consideration received by the Fund in such disposition shall be paid by RSI Management to the Fund, and deemed for
purposes   of   the   Fund   Agreement   and   this   Agreement  to  be
additional    consideration     received     by     the     Fund
in such disposition. If the Fair Value of such Fund Investment exceeds the fair market value of the consideration received by the Fund in such disposition, all costs of the determination of Fair Value shall be paid by RSI Management; if the Fair Value of such Fund Investment does not exceed the fair market value of the consideration received by the Fund in the disposition, all costs of the determination of Fair Value shall be paid by S/S.

          Section 1.21  Books and Records; Accounting.  RSI Management
                        -----------------------------
shall keep or cause to be kept at 225 Broadhollow Road, Melville, Long Island, New York (or at such other place within the Tri-state area as RSI Management shall advise the other Members in writing) full and accurate books and records regarding the status of the business and financial condition and results of operations of the Company. The books and records of the Company shall be kept in accordance with GAAP.

          Section 1.22  Reliance by Third Parties.  Persons dealing with
                        -------------------------
the Company are entitled to rely conclusively upon the power and authority of either Managing Member herein set forth.

          Section 1.23  Expenses; Certain Services.
                        --------------------------

          (1) The Company shall pay (and subject to Section 5.01(d) of this Agreement may call for Capital Contributions from RSI Management to fund, which call shall not constitute a Major Decision) the expenses (including, but not limited to, compensation and benefits payable under the Employment Agreements, the costs of accounting, and legal fees and disbursements, transfer agent fees and disbursements, duplicating, travel, telephone, appraisal, engineering and environmental expenses, asset management fees, property management fees and real estate commissions) relating to the acquisition, development, financing, management, operation and disposition of Fund Investments as well as all other expenses incurred by the Company from and after the Formation Date in connection with Fund and Company business, to the extent provided for in a previously approved operating expense budget or otherwise previously approved by the Management Committee and not paid or reimbursed by the Fund. It is the Members' expectation that substantially all of the expenses incurred by the Company in connection with Fund business will be reimbursed by the Fund.

          (2) In consideration of payment of the RSI Asset Management Fee, RSI Management or its Affiliates shall provide all accounting and reporting services required by the Company and the Fund, office space and related office support services on an as-needed basis in the Reckson Services or RA corporate offices in Melville, New York, all tax return preparation and filing functions, and all treasury, cash management, bookkeeping and financial reporting functions of the Company and the Fund provided, however, that none of the foregoing is intended to cover or replace the need for, or expenses of, third party professional services. RSI Management, Reckson
Services,   RA   or   any   of   their   Affiliates   will
not   charge   the   Company   or    the   Fund   for   any
other expenses or expense allocations, other than third party expenses.

          (3) The Company will bear (and subject to Section 5.01(d) of this Agreement may call for Capital Contributions from RSI Management to fund) all organizational and offering expenses incurred in the formation of the Fund and the Company not reimbursed by the Fund.

          (4) (i) Notwithstanding the foregoing, RSI Management shall be credited for $625,000 of Capital Contributions with respect to costs heretofore incurred on behalf of the Fund prior to the Formation Date, other than pursuant to subsection (c) above.

               (ii) Notwithstanding anything to the contrary in Section 7.01 of this Agreement, the $625,000 Capital Contribution and a 12% IRR thereon shall not be distributed until after the payment in full of the Subordinated Preference Amount, except that if any portion of the $625,000 was incurred in connection with a transaction which becomes a Fund Platform Investment, then to the extent of direct third-party costs, exclusive of rent, salaries and other administrative expenses, incurred in connection with that transaction, such portion shall be treated as part of the capital contributions referenced in Section 7.01(b) and distributed prior to payment of the Subordinated Preference Amount.


          Section 1.24  Company Tax and Information Returns.
                        -----------------------------------

          (1) RSI Management shall cause to be prepared and timely filed all tax and information returns required to be filed for the Company. RSI Management may, in its sole discretion, make or refrain from making any federal, state or local income or other tax elections for the Company, the Fund and any Platform Investments that it deems necessary or advisable, to the extent authorized to do so, including, without limitation, (i) any election under Section 754 of the Code or any successor provision, and (ii) any election under Regulation Section 301.7701-3 or any successor provision; provided, however, that RSI Management may not elect to have the Company treated as a corporation for tax purposes or make any other election which is disproportionately adverse to any Class B Member without the Class B Approval.

          (2) RSI Management is hereby designated as the Company's "Tax Matters Partner" under Section 6231(a)(7) of the Code and shall have all the powers and responsibilities of such position as provided in the Code. RSI Management is specifically directed and authorized to take whatever steps RSI Management, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Regulations issued under the Code, provided that RSI Management shall take no action as Tax Matters Partner under this Section 4.09(b) disproportionately adverse to any Class B Member without the Class B Approval. Expenses incurred by the Tax Matters Partner, in its capacity as such, will be borne by the Company.

          Section 1.25  Certain Provisions Relating to the Managing
                        -------------------------------------------
Directors.
---------

          (1) Commencing with the third anniversary of the Formation Date, and once per year during each calendar year thereafter, RSI Management may elect to have an Expert determine the Fair Value of the Fund's assets. The cost of such determination shall be borne solely by RSI Management unless RSI Management declares an Adverse Valuation Determination because of such determination, in which event such cost shall be borne by the Company.

          (2) Upon declaring an Adverse Valuation Determination, which may be declared by RSI Management commencing with the third anniversary date of the Formation Date, and once a year during each calendar year thereafter, and only if RSI Management is not in Default or has failed to cure a Default as provided in Section 5.01(f) of this Agreement, RSI Management may terminate the Managing Directors, provided it causes to be paid to each terminated Managing Director on the date of termination of his employment, as a condition precedent to the effectiveness of such termination, the amounts specified, in the manner specified, in Section 5.4 of their respective Employment Agreements. Such termination shall not alter the rights of S/S to receive the distributions to Class B Members provided for in Article VII hereof, but S/S shall no longer be a Managing Member of the Company or otherwise have any governance rights under this Agreement.


                                  ARTICLE V

                      CONTRIBUTIONS AND CAPITAL ACCOUNTS

          Section 1.26  Capital Contributions.
                       ---------------------

          (1) The Class A Member is, concurrently with its execution of this Agreement, contributing to the capital of the Company the amount set forth opposite such Member's name on Schedule A attached hereto.

          (2) The Class B Member is, concurrently with its execution of this Agreement, contributing to the capital of the Company the amount set forth opposite its name on Schedule A.

          (3)  (not used)

          (4) The Class A Member will make or cause its Affiliates to make additional capital contributions to the Company (or directly or indirectly to the Fund, or to Fund Platform Investments) equal to 100% of total capital contributions to be made by the Company to the Fund, up to maximum aggregate capital contributions, inclusive of the amounts set forth in Schedule A with
respect     to     the     Class    A    Member,      of     $100   million
("Capital    Contributions").     The    foregoing   Class
A Member capital commitment is a full-recourse obligation of RSI Management, and such Class A Member commitment commences and continues from the Formation Date, notwithstanding any delay or failure to consummate the formation, organization or funding of the Fund. The Company may make mandatory calls for Capital Contributions on an "as-needed" basis, with a minimum of five business days' prior written notice by the Company to the Class A Member.
The Class A Member covenants that the Company, S/S and each of the Managing Directors will be specifically identified and acknowledged by the parties to any loan or funding agreement from RA to Reckson Services as third-party beneficiaries with standing and rights of enforcement in the event of default with respect to RSI Management's obligation to make or cause its Affiliates to make Capital Contributions pursuant to this Section 5.01(d).

          (5) All Platform Investments by the Operating Partnership or its Affiliates which are to be included in Capital Contributions shall be made in an investment vehicle in which the Fund or the Company is the sole managing member or sole general partner.

          (6) Any Capital Contributions by Reckson Services, the Operating Partnership or any of their Affiliates to Platform Investments as a result of the operation of the Concentration Threshold ("Compulsory Non-Fund Platform Investments") or rejection by the Fund ("Elective Non-Fund Platform Investments") (such Compulsory Non-Fund Platform Investments and Elective Non-Fund Platform Investments collectively being hereinafter referred to as "Non-Fund Platform Investments"), and any distributions related thereto, will not be considered in determining RSI Management's (or its Affiliates') Capital Contributions to the Company (or directly or indirectly to the Fund or any Platform Investment), or in computing distributions pursuant to
Section 7.01.

          (7) If RSI Management fails to fund any of its Capital Contributions within 15 business days from notice to RSI Management by S/S that RSI Management has failed to timely fund a Capital Contribution required to be made (a "Default"), then, in addition to its legal and
                                   ----
            equitable remedies for damages and specific performance, the Company and/or S/S may elect thereafter, unless and until S/S has received, inclusive of all amounts previously distributed to S/S under Article VII of this Agreement, $7.5 million of the Subordinated Preference Amount, to (1) subordinate RSI Management's interest to the prior distribution to S/S of


S/S's Subordinated Preference plus a 12% IRR thereon, and reduce RSI Management's Management Committee representation to a single member, who shall not have the right to block a Major Decision approved by S/S's member designees or (2) sell to RSI Management S/S's interest in the Company for a price equal to the greater of S/S's remaining unpaid Subordinated Preference Amount or such interest's Fair Value, unless, within six months of the date of Default, (x) RSI
       ------
             Management has cured such default and deposited all of its remaining Capital Commitments in an irrevocable escrow account, or (y) S/S has received, inclusive of all amounts previously distributed to S/S under
Article VII of this Agreement, $7.5 million of the Subordinated Preference
Amount.


               (8)  No Class B Member shall be
required to make any additional capital contribution to the Company. However, a Class B Member may make additional capital contributions to the Company with the written consent of the Managing Members.

          Section 1.27  Capital Accounts.
                       ----------------
          (1) There shall be established for each Member on the books of the Company a capital account (a "Capital Account"), which shall be maintained and adjusted as provided in the Regulations. The Capital Account of a Member shall be credited with the amount of all cash and the fair market value of all property contributed by such Member to the Company (provided the value attributed to such property has been approved by both Managing Members, which approval as to any property contributed on the Formation Date, shall be deemed given by the Class A Member's execution and delivery of this Agreement with a copy of Schedule A specifically identifying the property contributed, and by the Class B Member's failure to deliver the Rejection Notice referred to in Note (1) to Schedule A). The Capital Account of a Member shall be increased by the amount of any Net Profits allocated to such Member, and decreased by (i) the amount of any Net Losses allocated to such Member, (ii) the amount of any cash distributed to such Member, and (iii) the fair market value of any assets (other than cash) distributed to such Member. The Capital Account of each Member shall also be charged or credited with the amounts allocated to the Member pursuant to Section 8.02(c), and shall be adjusted appropriately to reflect any other adjustment required pursuant to Regulation Section 1.704-1 or 1.704-2.

          (2)  Upon the occurrence of any event specified in Regulation
Section 1.704-1(b)(2)(iv)(f), including, without limitation, any reduction in the Interest of the Class B Member by reason of the termination of a Managing Director for Cause, or as otherwise provided for in Section 7.04, the Tax Matters Partner may cause the Capital Accounts of the Members to be adjusted to reflect the fair market value of the Company's assets at such time as determined in good faith by the Managing Member. The adjustments shall reflect the manner in which the unrealized income, gains, loss, or deduction inherent in such property would be allocated among the Members if there were a taxable disposition of such property for such fair market value determined in good faith by the Tax Matters Partner on the date of the occurrence of such event.

          Section 1.28  Withdrawal of Capital: Return of Capital: Deficit
                       -------------------------------------------------
Balance in Capital Account.
--------------------------

          (1) Except as otherwise specifically set forth in this Agreement, no Member shall have the right to (i) withdraw such Member's capital contribution or to demand or receive the return of a capital contribution or make any claim to any portion of Company capital or (ii) demand or receive property other than cash in return for a capital contribution or to receive any distribution in return for a capital contribution that is not required by this Agreement.

          (2) A deficit Capital Account of a Member shall not be deemed to be a liability of such Member or an asset or property of the Company or any other Member. Furthermore, no Member shall have any obligation to the Company or any other Member for, or to restore any deficit balance in such Member's Capital Account.

                                  ARTICLE VI

                                 ALLOCATIONS

          Section 1.29  Allocation of Net Profits and Net Losses for Book
                       -------------------------------------------------
Accounting Purposes.
-------------------

          a. Net Profits shall be allocated for book accounting purposes as follows:

               (1) first, to the Members in proportion to and to the extent of Net Losses allocated to them pursuant to Sections 6.01(b)(vi),(v),(iv),(iii),(ii) and (i), respectively (and in that order of priority), in excess of amounts previously allocated to them pursuant to this Section 6.01(a)(i);

               (2) second, to the Class A Member, in an amount equal to the amount previously distributed or currently distributable to it pursuant to
Section 7.01(b) (other than the portion of such amount constituting a return of the Class A Member's capital contribution to the Company, the Fund or any Platform Investment), in excess of amounts previously allocated to the Class A Member pursuant to this Section 6.01(a)(ii);

               (3) third, to the Class B Member in an amount equal to the amount previously distributed or currently distributable to it pursuant to
Section 7.01(c), in excess of amounts previously allocated to it pursuant to this Section 6.01(a)(iii);

               (4) fourth, to the Members in proportion to and to the extent of amounts previously distributed or currently distributable to them pursuant to Section 7.01(d), in excess of amounts previously allocated to them pursuant to this Section 6.01(a)(iv);

               (5) fifth, to the Members in proportion to and to the extent of amounts previously distributed or currently distributable to them pursuant to Section 7.01(e), in excess of amounts previously allocated to them pursuant to this Section 6.01(a)(v); and

               (6) thereafter, to the Members in proportion to and to the extent of amounts previously distributed or currently distributable to them pursuant to Section 7.01(f), in excess of amounts previously allocated to them pursuant to this Section 6.01(a)(vi).

In the interest of clarity, and for the avoidance of doubt, solely for purposes of determining the amount of Net Profits allocable pursuant to any subparagraph of this Section 6.01(a), (i) the amount currently distributable
pursuant     to     any    of     Sections   7.01(b)   through (f) shall be
deemed   to      be      an      amount      sufficient      to
allocate the full amounts of Net Profits for the year, in accordance with the allocation priorities established herein; and (ii) amounts distributed or currently distributable pursuant to Section 7.01(a) shall be considered as having been distributed pursuant to the subsequent paragraphs of Section 7.01, in accordance with the priorities set forth therein, to the extent such amounts are applied as a credit against amounts otherwise distributable pursuant to such subsequent paragraphs.

          b. Net Losses shall be allocated for book accounting purposes as follows:

               (7) first, to the Members in proportion to and to the extent of Net Profits previously allocated to them pursuant to Section 6.01(a)(vi), in excess of Net Losses previously allocated to them pursuant to this
Section 6.01(b)(i);

               (8) second, to the Members in proportion to and to the extent of Net Profits previously allocated to them pursuant to
Section 6.01(a)(v), in excess of amounts previously allocated to them pursuant to this Section 6.01(b)(ii);

               (9) third, to the Members in proportion to and to the extent of Net Profits previously allocated to them pursuant to
Section 6.01(a)(iv), in excess of amounts previously allocated to them pursuant to this Section 6.01(b)(iii);

               (10) fourth, to the Class B Member, to the extent of Net Profits previously allocated to it pursuant to Section 6.01(a)(iii), in excess of amounts previously allocated to it pursuant to this
Section 6.01(b)(iv);

               (11) fifth, to the Class A Member to the extent of Net Profits allocated to it pursuant to Section 6.01(a)(ii), in excess of amounts previously allocated to it pursuant to this Section 6.01(b)(v);

               (12) sixth, to the Members, in proportion to and to the extent of their positive Capital Account balances; and

               (13) thereafter, to the Members in accordance with the distribution ratios then in effect under Section 7.01(f).


                                 ARTICLE VII

                                DISTRIBUTIONS

          Section 1.30  Distributions.  Cash Flow for any period shall be
                       -------------
distributed to the Members, at times determined by the Managing Members, but no less frequently than quarterly, and in the following order of priority:

          (a) First, to each Member prior to each estimated tax payment date in an amount sufficient to pay any tax at a rate equal to the maximum federal ordinary income tax rate applicable to individuals and/or the then applicable federal capital gain tax rate applicable to individuals (as set forth in the Code), plus 6% (in respect of state and local taxes) applicable to the income or capital gain estimated to be allocated to it as a result of each Member's Interest (or, in the case of the Class B Member, estimated to be allocated 50% to SL (or to its transferee in an Estate Planning Transfer) and 50% to SS (or to its transferee in an Estate Planning Transfer) as a result of their respective interests in the Class B Member) in the Company, or, without duplication of any other Tax Distribution, the Fund, any Platform Investment or ROP/SS.

          (b) Second, to the Class A Member until the Class A Member, Reckson Services, RA or their Affiliates have received, in the aggregate (from the Company, ROP/SS, the Fund and Platform Investments), an amount, inclusive of (x) any prior Tax Distributions to the Class A Member, (y) the amounts received by the Class A Member as the Subordinated RSI Fee, and (z) distributions made to the Class A Member, Reckson Services, RA or their Affiliates related to contributions by them to the Company, ROP/SS, the Fund or any Platform Investment, equal to their unreturned capital contributions to the Company, ROP/SS, the Fund or any Platform Investment, plus a 12% IRR thereon;

          (c) Third, to the Class B Member until the Class B Member has received (from the Company, ROP/SS, the Fund and Platform Investments), an amount equal to the Subordinated Preference Amount, inclusive of any prior Tax
                    Distributions to the Class B Member;

          (d) Fourth, 85% to the Class A Member and 15% to the Class B Member until the Class A Member, Reckson Services, RA or their Affiliates have received, in the aggregate (from the Company, ROP/SS, the Fund and Platform Investments), inclusive of (x) any prior Tax Distributions to the Class A Member, (y) amounts received by the Class A Member as the Subordinated RSI Fee, and (z) distributions made to Reckson Services, RA or their Affiliates related to contributions by them to the Company, ROP/SS, the Fund or any Platform Investment, a 16% IRR on the aggregate investment made by the Class A Member, Reckson Services, RA or their Affiliates to the Company, ROP/SS, the Fund or any Platform Investment;

           (e)       Fifth, 72.25% to the Class A Member and 27.75% to the
                    Class B Member until the   Class A Member, Reckson
                    Services, RA or their  Affiliates have received,
                    in the aggregate (from the Company, ROP/SS, the Fund and Platform Investments), inclusive of (x) any prior Tax Distributions to the Class A Member, (y) amounts received by the Class A Member as the Subordinated
                    RSI Fee,   and   (z)   distributions   made   to the
                    Class A Member, Reckson Services, RA or their Affiliates related to contributions by them to the Company, ROP/SS the Fund or any Platform Investment, a 25% IRR on the investment made by the Class A Member, Reckson Services, RA or their Affiliates to the Company, ROP/SS, the Fund or Platform Investments; and

           (f)      Thereafter, 74.375% to the Class A Member, inclusive of
                    (x) any prior Tax Distributions to the Class A Member not previously taken into account in calculating distributions to the Class A Member, (y) amounts received by the Class A Member as the Subordinated RSI Fee not previously taken into account in calculating distributions to the Class A Member, and (z) distributions made to the Class A Member, Reckson Services, RA or their Affiliates related to contributions by them to the Company, ROP/SS, the Fund or any Platform Investment not previously taken into account in calculating distributions to the Class A Member; and 25.625% to the Class B Member, inclusive of any prior Tax Distributions to the Class B Member not previously taken into account in calculating distributions to the Class B Member.

         Section 1.31  Treatment of Insufficiency.  If the amounts
                       --------------------------
available for distribution pursuant to Section 7.01 hereof are not sufficient to allow for the distribution to each Member of the amounts provided for in such Section, then the amount distributable pursuant to each such Section shall be apportioned among the Members in proportion to the amounts that would be distributed to them under that Section if the amounts available for distribution thereunder were sufficient to allow for the distribution to the Members of the amounts required to be distributed pursuant to such Section. Any remaining insufficiency shall constitute a priority distribution before any further amounts are distributed pursuant to Section 7.01.

          Section 1.32  Distributions in Kind.  S/S may cause the Company
                       ---------------------
to make distributions of assets in kind only after obtaining the Class A Approval in the Class A Member's sole discretion. Whenever the distribution provided for in Section 7.01 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property determined by the Management Committee in good faith, and in the event of such a distribution there shall be allocated to the Members in accordance with Article VI the amount of Net Profits or Losses that would result if the distributed asset had been sold for an amount in cash equal to its fair market value at the time of the distribution. No Member shall have the right to demand that the Company distribute any assets in kind to such Member.

          Section 1.33  Adjustment in Class B Member Distributions under
                        ------------------------------------------------
Certain Conditions.  In the event that either SL or SS:
------------------

          (a) voluntarily terminates employment with the Company pursuant to Section 5.5 of his Employment Agreement (other than pursuant to Section 5.2(b)), or

          (b) is terminated for Cause, and the terminated Managing Director does not contest such termination, or Cause is found to occur after adjudication in accordance with Section 5.2(b) of the Employment Agreement;
Section 7.01 shall be deemed automatically amended, effective as of the applicable Termination Date (as defined in the Employment Agreement), to reduce the Class B Member's rights to certain distributions, and to increase the Class A Member's rights to certain distributions (the "Distribution Adjustment") as follows:

               (i) any remaining unpaid Subordinated Preference Amount shall be reduced by 50%;

               (ii) the references to 85% and 15% in Section 7.01(d) shall be amended to be 92.5% and 7.5%, respectively;

               (iii) the references to 72.25% and 27.75% in Section 7.01(e) shall be amended to be 86.125% and 13.875%, respectively, and

               (iv) the references to 75.375% and 25.625% in Section 7.01(f) shall be amended to be 87.1875% and 12.8125%, respectively.

          (c) RSI Management may make the Distribution Adjustment available to any successor Managing Director in accordance with Section 6.1 of the Employment Agreements, and to the extent that such Distribution Adjustment is not required to be made available to a successor Managing Director in order to obtain the services of the successor Managing Director, it shall be reallocated and divided equally between the Class A Member and the Class B Member, and Section 7.01 shall be deemed automatically further amended to effect such reallocation.

          Section 1.34  Capital Contributions; Distributions to S/S.  It is
                       -------------------------------------------
the intended effect of this Article VII, which takes into account all capital contributions, whether made by RSI Management or any of its Affiliates and whether made directly or indirectly to the Company, the Fund, ROP/SS, or any
Platform   Investments,  and   all   distributions  (whether   or
not made by the Company) related to such capital contributions, that the amount of distributions to which S/S will be entitled will be the same as the amount of distributions to which S/S would have been entitled had all such capital contributions and distributions been Capital Contributions to, and distributions from, the Company, and this Article VII shall be interpreted in a manner consistent with such intent.

          Section 1.35  Limitations.  Neither the Company (except as
                       -----------
required by the Fund Operating Agreement) nor S/S shall have any rights to directly instruct a Platform Investment to take, or refrain from taking, any action with respect to distributions.


                                 ARTICLE VIII

                           SPECIAL ALLOCATION RULES

          Section 1.36  Certain Definitions.  The following terms have the
                       -------------------
definitions hereinafter indicated whenever used in this Article VIII with initial capital letters:

          (1) "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year or other period, after giving effect to the following adjustments:

               (1) Credit to such Capital Account any amounts which such Member is treated as obligated to restore to the Company pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations or is deemed to be obligated to restore pursuant to Section 1.704-2(g)(1) of the Regulations or Section 1.704-2(i)(5) of the Regulations; and

               (2) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (d)(5), and (d)(6) of the Regulations.

          The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          (2) "Depreciation" means, for each Fiscal Year, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided that if the federal income tax depreciation, amortization, or other cost recovery deductions for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

          (3) "Gross Asset Value" means, with respect to any asset of the Company, such asset's adjusted basis for federal income tax purposes, except as follows:

               (1) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution determined by the Managing Member using such reasonable method of valuation as they may adopt;

               (2)  in the discretion of the Managing Member, the Gross
Asset Values of all the Company's assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Managing Member, immediately prior to the following events:

                         (A)                                     the making
                                                            of a capital
                                                            contribution
                                                            (other than a de
                                                            minimis
                                                            -- -------
                                   capital contribution) to the Company by a new or existing Member as consideration for an Interest;



                                                                      (B)the
                                                                      distrib
                                                                      ution
                                                                      by the
                                                                      Company
                                                                      to a
                                                                      Member
                                                                      of more
                                                                      than a
                                                                      de
                                                                        --
                                   minimis amount of Company property as
                                   -------
                                   consideration for the redemption of an
                                   Interest; and

                         (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and



               (3) the Gross Asset Values of the Company assets distributed to any Member shall be the gross fair market values of such assets as reasonably determined by the Managing Member as of the date of distribution.

          At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Company's assets for purposes of computing Profits and Losses. Gross Asset Values shall be further adjusted to reflect adjustments to Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to the extent not otherwise reflected in adjustments to Gross Asset Values. Any adjustment to the Gross Asset Values of the Company property shall require an adjustment to the Members' Capital Accounts as described in the definition of Capital Account.

          (4) "Nonrecourse Deductions" means the nonrecourse deductions as defined in Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Fiscal Year equals the net increase, if any, in the amount of Company Minimum Gain during such Fiscal Year reduced by any distributions during such Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Regulations Sections 1.704-2(c) and 1.704-2(h).

          (5) "Nonrecourse Liability" means a nonrecourse liability as defined in Regulations Section 1.704-2(b)(3).

          (6) "Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

          (7) "Member Nonrecourse Debt" means a liability as defined in Regulations Section 1.704-2(b)(4).

          (8)  "Member   Nonrecourse   Deductions"   means   the   Partner
Nonrecourse   Deductions   as   defined   in   Regulations   Section
1.704-2(i)(2). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year equals the net increase, if any, in the amount of Member Minimum Gain during such Fiscal Year attributable to such Member Nonrecourse Debt, reduced by any distributions during that Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent that such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined according to the provisions of Regulations Sections 1.704-2(h) and 1.704-2(i).

          (9) "Company Minimum Gain" means the aggregate gain, if any, that would be realized by the Company for purposes of computing Profits and Losses with respect to each Company asset if each Company asset subject to a Nonrecourse Liability were disposed of for the amount outstanding on the Nonrecourse Liability by the Company in a taxable transaction. Company Minimum Gain with respect to each Company asset shall be further determined in accordance with Regulations Section 1.704-2(d) and any subsequent rule or regulation governing the determination of minimum gain. A Member's share of Company Minimum Gain at the end of any Fiscal Year shall equal the aggregate Nonrecourse Deductions allocated to such Member (or its predecessors in interest) up to that time, less such Member's (and predecessors') aggregate share of decreases in Company Minimum Gain determined in accordance with Regulations Section 1.704-2(g).

          (10) "Profits" and "Losses" shall mean, respectively, Net Profits and Net Losses.


          Section 1.37  Allocations.  The following provisions are
                       -----------
incorporated in the Agreement:

          (1)  Allocations for U.S. Federal Income Tax Purposes.
               ------------------------------------------------

               (1) For each Fiscal Year or other relevant period, except as otherwise provided in this Section 8.02(a), for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of Net Profits or Net Losses allocated pursuant to Article VI of this Agreement.

               (2) In accordance with Code Sections 704(b) and 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for federal income tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such property to the Company for federal income tax purposes and the initial Gross Asset Value of such property.

               (3)  If   the   Gross   Asset   Value   of   any   Company
property   is   adjusted   as   described   in   the
definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Gross Asset Value of such asset in the manner prescribed under Code Sections 704(b) and 704(c) and the Regulations thereunder. In furtherance of the foregoing, the Company shall employ any reasonable method selected by the Managing Member. The Managing Member is specifically authorized to select the traditional method described in Regulation Section 1.704-3(b).

          (2)  Allocations with Respect to Transferred or Additional
               -----------------------------------------------------
            Interests.  Profits and Losses allocable to
                              ---------
           an Interest assigned, issued or reissued during a Fiscal Year shall be allocated to each Person who was the holder of such Interest during such Fiscal Year on the basis of an interim closing of the books of the Company.

          (3)  Mandatory Allocations for Federal Income Tax Purposes.
               -----------------------------------------------------

               (1)  No Excess Deficit.  To the extent that any Member has
                    -----------------
               or would have, as a result of an allocation of Loss (or item thereof), an Adjusted Capital Account Deficit, such amount of Loss (or item thereof) shall be allocated to the other Members in accordance with
Section 8.02(a), but in a manner which will not produce an Adjusted Capital Account Deficit as to such Members. To the extent such allocation would result in all Members having Adjusted Capital Account Deficits, such Loss shall be allocated to the Members in the manner required by the Regulations under Section 704 of the Code. Where the Company is entitled to select an allocation method under such Regulations, the method shall be selected by the Managing Member.

               (2)  Minimum Gain Chargeback.  Notwithstanding any other
                      -----------------------
                 provision of this Article VIII, if there is a net decrease in Company Minimum Gain during any Fiscal Year, then, subject to the exceptions set forth in Regulations Sections 1.704-2(f)(2), (3), (4) and (5), each Member shall be specially allocated items of the Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in such section of the Regulations in accordance with Regulations Section 1.704-2(f). This Section 8.02(c)(ii) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

               (3)  Member Minimum Gain Chargeback.  Notwithstanding any
                    ------------------------------
                 other provision of this Article VIII except Section 8.02(c)(ii), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, then, subject to the exceptions set forth in Regulations Section 1.704-2(i)(4), each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of the Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 8.02(c)(iii) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

               (4)  Qualified Income Offset.  Notwithstanding any other
                    -----------------------
                 provision of this Article VIII, except Sections 8.02(c)(ii) and 8.02(c)(iii), in the event any Member receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), that cause or increase an Adjusted Capital Account Deficit of such Member, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible.

               (5)  Member Nonrecourse Deductions.  Any Member
                      -----------------------------
               Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

               (6)  Intentionally Omitted

               (7)  Code Section 754 Adjustments.  To the extent an
                     ----------------------------
               adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

          Each Member hereby agrees to provide the Company with all information necessary to give effect to an election made under Code Section 754 if the Managing Member determines to make such an election; provided that the cost associated with such an election shall be borne by the Company as a whole. With respect to such election:

          (A) Any change in the amount of the depreciation deducted by the Company and any change in the gain or loss of the Company, for federal income
tax   purposes, resulting from an
adjustment pursuant to Code Section 743(b) shall be allocated entirely to the transferee of the Interest or portion thereof so transferred. Neither the Capital Contribution obligations of, nor the Interest of, nor the amount of any cash distributions to, the Members shall be affected as a result of such election, and except as provided in Regulations Section 1.704-1(b)(2)(iv)(m), the making of such election shall have no effect except for federal and (if applicable) state and local income tax purposes.

          (B) Solely for federal and (if applicable) state and local income tax purposes and not for the purpose of maintaining the Members' Capital Accounts (except as provided in Regulations Section 1.704-1(b)(2)(iv)(m)), the Company shall keep a written record for amount at which such assets are carried on such record shall be debited (in the case of an increase in basis) or credited (in the case of a decrease in basis) by the amount of such basis adjustment. Any change in the amount of the depreciation deducted by the Company and any change in the gain or loss of the Company, for federal and (if applicable) state and local income tax purposes, attributable to the basis adjustment made as a result of such election shall be debited or credited, as the case may be, on such record.

               (8)  Curative Allocations.  The allocations set forth in
                     --------------------
                this Section 8.02 (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Section 1.704-1(b). The Regulatory Allocations shall be taken into account for the purpose of equitably adjusting subsequent allocations of Profits and Losses, and items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

               (9)  Nonrecourse Debt Distribution.  To the extent
                       -----------------------------
                 permitted by Regulations Sections 1.704-2(h)(3) and 1.704-2(i)(6), the Managing Member shall endeavor to treat distributions as having been made from the proceeds of Nonrecourse Liabilities or Member Nonrecourse Debt only to the extent that such distributions would cause or increase a deficit balance in any Member's Capital Account that exceeds the amount such Member is otherwise obligated to restore (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) as of the end of the Company's taxable year in which the distribution occurs.

                                  ARTICLE IX

                           REPORTING; CERTAIN FEES

          Section 1.38  Reporting.
                       ---------

          (a) The Class A Member shall cause the Company to deliver or cause to be delivered to each Member: (i) an annual audited consolidated income statement and consolidated balance sheet for the Company within one hundred twenty (120) days following each fiscal year end, each as of the end of and for the fiscal year just ended, all in reasonable detail; and (ii) a quarterly unaudited consolidated income statement and consolidated balance sheet for the Company within sixty (60) days following each fiscal quarter end, each as at the end of the period commencing at the end of the previous fiscal quarter and ending with such fiscal quarter, all in reasonable detail.

          (2)  The Company shall deliver or cause to be delivered to each
Member: (i) an annual audited consolidated income statement and consolidated balance sheet for the Fund, (ii) a quarterly unaudited consolidated income statement and consolidated balance sheet for the Fund, all in reasonable detail, and other descriptive investment information, if any, in each case as and when distributed to the Fund Preferred Member.

          (3) The Managing Directors shall be entitled to request and receive financial data regarding (i) each Fund Platform Investment and Non-Fund Platform Investment with respect to which an Asset Management Fee is payable to S/S, sufficient to satisfy them that such fees have been paid and are being calculated properly, and (ii) each Fund Investment, sufficient to satisfy them that the allocation and distribution provisions of Articles V, VI, VII and VIII, including, without limitation, Section 7.05, have been and are being properly applied and complied with.

          (4) The Class A Member shall direct all of the activities described in Sections 9.01(a)-(c) in its sole discretion, subject to the Class B Member's right to receive the foregoing statements and reports in strict conformity with the requirements described above. The Class B Member shall cause its Managing Director designees to reasonably cooperate in the preparation of the statements described in Section 9.01(a)-(b).

          Section 1.39  Certain Fees.
                       ------------

          (1)  RSI Asset Management Fee.  RSI Management shall receive an
               ------------------------
          annual asset management fee from the Fund, payable in quarterly installments in arrears, in an amount equal to 2% of the capital committed and/or funded by RSI Management, Reckson Services, RA or their Affiliates to the Company, the Fund or to Fund Platform Investments (the "RSI Asset Management Fee"). The RSI Asset Management Fee will initially be a priority payment before certain distributions by the Fund to the Company, but up to $1.5 million annually will be subordinated (to the extent of an amount equal to the annual excess of (x) total Fund general and administrative expenses, plus the RSI Asset Management Fee, over (y) $5.0 million) to the prior payment of the Fund Preferred Payments. The unsubordinated $0.5 million of the RSI Asset Management Fee will be deemed to be reimbursement to RSI Management for overhead costs incurred by RSI Management in connection with the Fund and will be treated as an operating expense of the Fund. The remaining portion (the "Subordinated RSI Fee") shall be paid currently until RSI Management and its Affiliates have received the distributions (inclusive of the Subordinated RSI Fee payments) specified in Section 7.01 (b), and thereafter shall accrue, but not be paid currently, until S/S has received, inclusive of any prior distributions specified in Section
7.01(a), an amount equal to its Subordinated
Preference Amount. Thereafter, the Subordinated RSI Fee shall be payable to RSI Management, but shall not have priority over distributions to S/S. In no event shall payment of the Subordinated RSI Fee adversely affect the timing and amount of distributions to S/S as compared to those distributions which would have been made to S/S had there been no Subordinated RSI Fee.

          (2)  Managing Member Asset Management Fee.  The Company shall
               ------------------------------------
           receive an annual asset management fee from RA and/or the Operating Partnership with respect to Investments made directly or indirectly by the Operating Partnership, payable in quarterly installments in arrears, in an amount equal to 1.0% of RA's and/or the Operating Partnership's total cost of investment (including debt but excluding depreciation) in Compulsory Non-Fund Platform Investments and in Elective Non-Fund Platform Investments, provided those Investments are in Platforms in which the Fund has an existing Fund Investment. Such fee (the "Managing Member Asset Management Fee") shall be paid 50% to RSI Management and 50% to S/S, and shall be considered an expense of the Company, and not a distribution for purposes of Articles VII or VIII. Of the S/S portion of such fee, 50% shall terminate upon termination of employment of SL and 50% shall terminate upon termination of employment of SS. RSI Management may make those fees which have terminated as to S/S available to any successor Managing Director in accordance with
Section 6.1 of the Employment Agreement, and to the extent such fees are not required to be made available to a successor Managing Director in order to obtain the services of the successor Managing Director, they shall be divided equally (over the remaining term of the Employment Agreement of the Managing Director whose employment has not terminated) between RSI Management and S/S.

          (3)  S/S Asset Management Fee.  S/S shall receive an annual
               ------------------------
           asset management fee directly from RSI Management with respect to Investments made by RSI Management or its Affiliates, payable in quarterly installments in arrears, in an amount equal to 0.50% of RSI's and its Affiliates total cost of investment (including debt but excluding depreciation) in Compulsory Non-Fund Platform Investments and in Elective Non-Fund Platform Investments, provided those Investments are in Platforms in which the Fund has an existing Fund Investment (the "S/S Asset Management Fee"). Such fee shall not be considered a distribution for purposes of Articles VII or VIII, and 50% of such fee shall terminate upon termination of employment of SL and 50% of such fee shall terminate upon termination of employment of SS. RSI Management may make those fees which have terminated as to S/S available to any successor Managing Director in accordance with
Section 6.1 of the Employment Agreement, and to the extent such fees are not required to be made available to a successor Managing Director in order to obtain the services of the successor Managing Director, they shall be divided equally (over the remaining term of the Employment Agreement of the Managing Director whose employment has not terminated) between RSI Management and S/S.

          (4)  S/S Transaction Fees.  S/S shall receive acquisition and/or
               --------------------
          consulting fees (excluding the Managing Member Asset
Management Fees and S/S Asset Management Fees) in connection with Fund Platform Investments and/or Non-Fund Platform Investments ("S/S Transaction Fees"), as and when received, but no less frequently than quarterly, in an amount up to $1.0 million annually for the term of the Employment Agreements (unless earlier terminated as set forth in this Section 9.02(d) or pursuant to Section 11.01). RSI Management and the Company shall use all reasonable efforts (taking into consideration the circumstances of each Investment transaction) to facilitate such S/S Transaction Fees being paid to S/S, upon the consummation of each Fund Platform Investment and Non-Fund Platform Investment, in an amount such that S/S can reasonably anticipate receiving the current year's remaining unpaid maximum S/S Transaction Fees. Such fees shall not be considered a distribution for purposes of Article VII or VIII, and 50% of such fees shall terminate upon termination of employment of SL for Cause or by reason of SL's voluntary resignation (excluding by reason of Fundamental Failure or constructive termination by the Company or RSI Management), and 50% of such fees shall terminate upon termination of employment of SS for Cause or by reason of SS's voluntary resignation (excluding by reason of Fundamental Failure or constructive termination by the Company or RSI Management). RSI Management may make those fees which have terminated as to S/S available to any successor Managing Director in accordance with Section 6.1 of the Employment Agreements, and to the extent such fees are not required to be made available to a successor Managing Director in order to obtain the services of the successor Managing Director, they shall be divided equally (over the remaining term of the Employment Agreement of the Managing Director whose employment has not terminated) between RSI Management and S/S.

                                  ARTICLE X

                   RESIGNATION AND ASSIGNMENT OF INTERESTS

          Section 1.40  Resignation of a Managing Member.  The Class B
                        --------------------------------
Member shall be entitled to resign as a Managing Member, and the Class A Member may compel the resignation of the Class B Member as a Managing Member, in either case only upon the termination of the employment of both Managing Directors, whereupon the Class B Member shall remain as a Class B Member, with the rights of a non-Managing Member as specified in this Agreement.

          Section 1.41  Resignation of Member.  A Member (other than a
                        ---------------------
Managing Member) may resign from the Company prior to the dissolution and winding up of the Company only upon, and shall be deemed to have resigned upon, any redemption, exchange or other repurchase by the Company or an assignment of its interests in compliance with the provisions of Section
10.04 and Section 10.05.

          Section 1.42  No Distribution Upon Resignation.  Upon
                        --------------------------------
resignation, no resigning Member shall be entitled to receive any distribution or otherwise be entitled to receive the fair value of its Interest; provided, however, that upon any redemption, exchange or other repurchase by the Company, such Member shall be entitled to receive the amount payable by the Company in connection with such redemption, exchange or other repurchase.

          Section 1.43  Assignment, Transfer or Pledge of Interests.
                        -------------------------------------------

          (1) No Transfer of all or any portion of a Member's Interest, either Class A Units or Class B Units (including some or all of its rights or obligations hereunder) may be made except as permitted by this Section 10.04. For purposes of this Agreement "Transfer" shall mean any sale, exchange, pledge, syndication, assignment, bequest, creation of an encumbrance, or any other transfer or disposition of any kind, whether voluntary or involuntary.

          (2) No Member may Transfer, directly or indirectly (including, without limitation, SL and SS with respect to their respective ownership interests in S/S, and Reckson Services with respect to its ownership interest in RSI Management), any of its respective interest in the Company except with the consent of all Managing Members in their sole discretion, provided, however, that:

     (i) (A) RSI Management may transfer direct or indirect membership interests to the Operating Partnership or any of the Operating Partnership's or Reckson Services Controlled or Controlling Affiliates (provided that unless the Controlling Affiliate was also a Controlling Affiliate of Reckson Services or RA on January 1, 1998, such Transfer, although permitted, shall constitute a "Change in Control Event"), and
     (B) Reckson Services may consummate a public offering or other distribution of its securities (provided that if (x) beneficial ownership (as defined in SEC Regulation 13D-G) of more than 4.99% of Reckson Services common equity voting securities is held by one or more Persons, individually or as a "group" (as such term is defined in SEC Regulation 13D-G) (but excluding any group in which S/S, SL, SS or any Affiliate is a member), and (y) such Person or Persons have elected or designated, or have the power to elect or designate a number of directors of Reckson Services equal to or greater than those directors who (i) were senior executive officers of Reckson Services or RA on January 1, 1998, (ii) are Rechler Family Members, or (iii) are designees of a Rechler Family Member and are then executive officers of RA or Reckson Services, such Transfer, although permitted, shall also constitute a "Change in Control Event"), provided, however, in no event shall a "Change in Control Event" be deemed to have occurred if individuals who were directors or senior executive officers of RA or Reckson Services on January 1, 1998 retain exclusive and unfettered decision making authority for RSI Management as regards the Company and the Fund with respect to (i) activities consistent with the Fund's stated objectives and the Fund's investment strategy, as implemented prior to the Change in Control Event, and (ii) investment by RSI Management or its Affiliates of common equity capital of not more than $10 million per Investment.


                                   (ii) S/S and each Managing Director may
                                   Transfer direct or indirect Interests to each other, and may make Transfers that constitute Estate Planning Transfers; and

     (iii) both S/S and RSI Management and their respective Affiliates may pledge or assign (but not syndicate to multiple parties) a beneficial interest in their respective Interests (but not, directly or indirectly, more than 50% of S/S's aggregate Interest), provided such pledge does not permit the pledgee or assignee to acquire any direct or indirect voting rights with respect to such Interest or to be substituted as a Member. In the event of a pledge as aforesaid by S/S or its Affiliates of their Interests, if there is a default by S/S or its Affiliates that results in an exercise of remedies by the pledgor such that the pledgor or a transferee (other than SL, SS or an SL or SS affiliate) succeeds to or obtains all or part of the Interests of S/S or S/S's Affiliates (e.g., a U.C.C. foreclosure sale that results in the pledgor or a third party not an S/S Affiliate purchasing the interests of S/S being sold), then S/S shall lose its right to prevent a Major Decision from being taken and, if the Interest taken is not limited only to a right to receive the economic benefits of that Interest, then RSI Management may elect to treat the occurrence as an Adverse Valuation Determination.

          (3) Upon the occurrence of a Change in Control Event, if within the first three years of the Formation Date, S/S may elect to require RSI Management to immediately (A) purchase all of S/S's Interest for its Fair Value, or (B) pay to S/S the remaining unpaid amount of the Subordinated Preference Amount, in which event S/S shall retain its right to share in distributions as set forth in Section 7.01; if a Change in Control Event occurs more than three years after the Formation Date, S/S may elect only (A) above in this subsection. Any election by S/S shall be made within six months after the occurrence of the Change in Control Event. If S/S elects either (A) or (B) above in accordance with this subsection, SS and SL shall be required to simultaneously terminate their employment, but the terms set forth in their respective Employment Agreements upon the occurrence of a Change in Control Event shall apply. Any election by S/S shall be made within six months after the occurrence of the Change in Control Event.

          (4) The Company shall not recognize for any purpose any purported Transfer of all or any portion of a Member's Interest, either Class A Units or Class B Units (including some or all of its rights or obligations hereunder) unless;

               (1) the Managing Members shall have been furnished with the documents effecting such Transfer executed and acknowledged by both transferor and transferee, together with the written agreement of the transferee to become a party to and be bound by this Agreement, all of which shall be in form and substance reasonably satisfactory to the Managing Members;

               (2) such Transfer shall have been made in accordance with all applicable laws and regulations and all necessary governmental consents shall have been obtained and requirements satisfied, including without limitation, compliance with the Securities Act of 1933, as amended, and applicable state blue sky and securities laws;

               (3) such Transfer will not cause the Company to have more than 100 partners (as determined for purposes of Treasury Regulations Section-1.7704-1(h)(1)(ii));

               (4) all necessary instruments reflecting such admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Members; and

               (5) such transfer or assignment will not cause the Company to be required to register as an "investment company" under the Investment Company Act of 1940.

          (5) Any Class B Unit Transferred to RSI Management or any Affiliate of RSI Management shall remain a Class B Unit upon that Transfer, and any Class A Unit Transferred to S/S or any Affiliate of S/S shall remain a Class A Unit upon that Transfer.

          (6) Notwithstanding anything herein to the contrary, RSI Management and its Affiliates shall be permitted to pledge their Interests in the Company or their interests in a Platform Investment, but if there is a default by RSI Management or any such Affiliate that results in an exercise of remedies by the pledgor such that the pledgor or a Transferee (other than RSI Management or its Affiliate) succeeds to or obtains all or part of the interests of RSI Management or its Affiliate in the Company or a Platform Investment (e.g., a U.C.C. foreclosure sale that results in the pledgor or a third party that is not an Affiliate of RSI Management purchasing the interests of RSI Management or its Affiliate being sold), then RSI Management shall no longer have the right to cause a Major Decision to be, or to prevent a Major Decision from being, taken and, if the pledged interest so Transferred is not limited only to a right to receive the economic benefits of that interest, then S/S may elect to treat the occurrence as a Change in Control Event.


                                  ARTICLE XI

                                 DISSOLUTION

          Section 1.44  Duration and Dissolution.  The Company shall be
                        ------------------------
dissolved and its affairs shall be wound up upon the first to occur of the following:

          (1) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act;

          (2)  the bankruptcy, dissolution or
liquidation of both Managing Members unless the business of the Company is continued by the consent of all remaining Members within 90 days following the occurrence of such event;

          (3)  the mutual agreement of S/S and RSI Management;


          (d) the termination for Cause or the voluntary termination or the expiration of the terms of employment of both Managing Directors pursuant to the provisions of their respective Employment Agreements unless the Class A Member elects, within 90 days following the last such termination for Cause or voluntary termination or expiration of employment, to continue the business of the Company; and

          (e) the 90th day following the dissolution and liquidation of the Fund.

          Except as provided in (b) above, the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event which terminates the continued membership of any Member in the Company shall not cause the Company to be dissolved and its affairs wound up.

          Section 1.45  Winding Up.  Subject to the provisions of the
                        ----------
Delaware Act, the Managing Members shall have the exclusive right to wind up the Company's affairs in accordance with Section 18-803 of the Delaware Act (and shall promptly do so upon dissolution of the Company), and shall also have the exclusive right to act as or appoint a liquidating trustee in connection therewith.

          Section 1.46  Distribution of Assets.  Upon the winding up of
                        ----------------------
the Company, the assets shall be distributed to the Members in accordance with Sections 7.01(b) through (f) hereof, subject to the applicable terms of
Section 18-804 of the Delaware Act and Section 11.05 hereof. However, if on liquidation of the Company, RSI Management and/or its Affiliates have not received (from the Company, ROP/SS, the Fund or any Fund Platform Investments), an amount at least equal to the distributions contemplated to be distributed to them under subsection (b) of Section 7.01, then S/S shall pay to RSI Management, without duplication by any other Tax Distribution repayment obligation, the amount of any Tax Distributions made to S/S, but only (i) if, in connection with liquidation of the Company (including any disposition of assets pursuant to a plan of liquidation), S/S, SL or SS (or any transferee of SL or SS in an Estate Planning Transfer) recognizes a loss or becomes entitled to any other tax benefit (other than any loss or other tax benefit to which any of them would have been entitled in the absence of such liquidation and disposition of assets), (ii) in the amount of and at the time of the actual reduction in the tax liability otherwise payable by S/S, SL or SS (or any transferee of SL or SS in an Estate Planning Transfer) resulting from such loss or other tax benefit and (iii) if such reduction occurs within five years after such liquidation. The foregoing shall not be deemed to grant to RSI Management any equitable or legal right to request or inspect copies of the tax returns or personal records of S/S, SL or SS (or any transferee of SL or SS in an Estate Planning Transfer), but RSI Management may require that S/S, SL and/or SS certify as to whether any such reduction has been effected.

          Section 1.47  Notice of Liquidation.  The Managing Members shall
                        ---------------------
give each of the other Members at least 10 days' prior written notice of any Liquidation.

          Section 11.05  Disposition of Remaining Fund Platform
                    --------------------------------------
 Investments.  At the end of the term of the Fund, the Class A Member, in
------------

its sole discretion, may require the Company to sell or hold any one or more Fund Platform Investments. If the Class A Member elects to require the Company to sell any one or more Fund Platform Investments, the Class B Member shall have a right of first refusal to purchase any Fund Platform Investment proposed to be sold. If the Class A Member elects to hold any one or more Fund Platform Investments, the Class B Member, in its sole discretion, may elect to hold or sell any one or more of the Fund Platform Investments selected to be held by the Class A Member. If the Class B Member elects at any time or from time to time (but not more frequently than annually) to sell any one or more Fund Platform Investments selected to be held by the Class A Member, the Class A Member shall either allow the sale or shall purchase (or cause Reckson Services or an Affiliate of Reckson Services to purchase) from the Fund the Fund Platform Investments selected by the Class B Member to be sold, at Fair Value.

                                 ARTICLE XII

                                MISCELLANEOUS

          Section 1.48   Rights to Specific Performance.  Each of the
                         ------------------------------
undersigned acknowledges and agrees that each of the parties hereto is entering into this Agreement in reliance on the agreements, obligations and covenants made herein by the other parties hereto, and that any failure or delay in specific performance of those agreements, obligations, and covenants would result in irreparable harm to the other parties hereto. Each of the undersigned agrees that if any of the undersigned defaults in the performance of its or their obligations under this Agreement, the other parties hereto shall be entitled, in addition to any other remedies that they may have, to enforce this Agreement by injunctive relief (including a temporary restraining order or preliminary injunction) or an order or judgment of specific performance in a court of competent jurisdiction requiring the defaulting party to perform its obligations under this agreement.

          Section 1.49  Tax Reports.  After the end of each fiscal year,
                        -----------
the Class A Member shall, as promptly as possible and in any event within 120 days after the close of the fiscal year, cause to be prepared and transmitted to each Member federal income tax form K-1.


          Section 1.50  Amendment to the Agreement.  This Agreement may be
                        --------------------------
amended or supplemented by the written consent of both Managing Members; provided, that no such amendment or supplement shall:

          (1) change the percentage of Class A Units or Class B Units necessary for any consent required under this Agreement to the taking of any action without the Class A Approval or the Class B Approval, respectively; or

          (2) adversely affect the rights of the Class A Members or the Class B Members without the Class A Approval or the Class B Approval, respectively.

          (3) Notwithstanding the foregoing, this Agreement shall be deemed amended and relevant section and other references thereto revised to preserve the meaning of such references, without further action by the Members, to replace Exhibit B with the final form of Operating Agreement of the Fund executed by the Managing Member and the Fund Preferred Member, provided such final form of Operating Agreement of the Fund does not contain any terms or provisions, or omit any terms or provisions, including, without limitation, financial terms, distributions or allocations or provisions for payment of fees, expenses or compensation which have or might have, by reason of their inclusion or omission and after giving effect to any adjustments by the Class A Member in its rights to distributions or fees under this Agreement, a material adverse effect on the rights and privileges, including, without limitation, any prospective future payments or distributions to the Class B Member or the Managing Directors, or result in an increase in the obligations, liabilities or duties of the Class B Member or the Managing Directors as compared with those provided for in this Agreement. Subject to the foregoing, the Class B Member and the Managing Directors shall use commercially reasonable efforts and shall cooperate in the promulgation of a final form of operating agreement of the Fund and shall not unreasonably withhold consent thereto.

          Section 1.51  Successors; Counterparts.  This Agreement and any
                        ------------------------
amendment hereto in accordance with Section 12.03(a) shall be binding as to executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Members, and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

          Section 1.52  Governing Law; Severability.  This Agreement shall
                        ---------------------------
be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under said Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provisions relating to the distributions and allocations of the Company or to any fee payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

          Section 1.53  Filings.  Following the execution and delivery of
                        -------
this Agreement, the Class A Member shall promptly prepare any documents required to be filed and recorded under the Delaware Act, and shall promptly cause each such document to be filed and recorded in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Class A Member shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

          Section 1.54  Headings.  Section and other headings contained in
                        --------
this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

          Section 1.55  Additional Documents.  Each member, upon the
                        --------------------
request of a Managing Member, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

          Section 1.56  Notices.  All notices, requests and other

                         -------
communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party (and any other person designated by such party) at its address set forth in a schedule filed with the records of the Company, or such other address as such party may hereafter specify for the purpose of notice to both Managing Members. Each such notice, request or other communication shall be effective when actually delivered to the party at the address specified pursuant to this Section.

          Section 1.57  Confidentiality.  The Members shall keep
                         ---------------
confidential, and shall not disclose publicly, or to any third party, either the existence of, or the terms and conditions of this Agreement and the relationship created hereby, except as shall be mutually agreed by, and with the prior approval of, each of S/S, the Managing Directors, and RSI Management, except for professionals (including, but not limited to, bankers and underwriters) with a need to know and except as may be required by law, regulation or court order.


     IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the day and year first above written.

CLASS A MEMBER:

RSI FUND MANAGEMENT, LLC


By:
     ---------------------------------------------------------------------

_____________, as Manager


CLASS B MEMBER:

NEW WORLD REALTY, LLC
By  GNREP, L.P. I, a Managing Member

     By:  GNREP I Corp., its General Partner


     By:
          ----------------------------------------------------------------
                Seth B. Lipsay,
          Authorized Officer

By  Sam De Realty, L.P., a Managing Member


     By:
          ----------------------------------------------------------------
          Steven H. Shepsman,
          its General Partner



                                  SCHEDULE A




































































          Member           Class        Capital     Number of                   Address
                                     Contribution   Units
RSI Fund Management, LLC     A       $100.00/(1)/         50      Address:

                                                                  c/o
                                                                   Reckson
                                                                     Services



                                                                  Industries
                                                                  Inc.
                                                                  225 BroadhollowRoad
                                                                  Melville,
                                                                  NY
                                                                  11747-0983
                                                                  Attention:
                                                                  Chief
                                                                  Executive


                                                                  Officer
New World Realty, LLC        B          $100.00           50      Address:

                                                                  c/o GNREP, L.P.I
                                                                  46 Merrivale Road
                                                                  Great Neck,NY 11020
                                                                  Attention:

                                                                         General
                                                                           Partner
                                                                            and
                                                                  c/o Sam de Realty, L.P.
                                                                  36 Arleigh Road
                                                                  Great Neck, NY11021
                                                                  Attention:

                                                                         General
                                                                              Partner












































(1) Plus an amount equal to the amount specified in an itemized schedule prepared by the Class A Member, detailing the aggregate cost of the investment, through the Formation Date, of Reckson Strategic Venture Partners, LLC in (A) its 33.33% interest in American Campus Lifestyles Companies, LLC, and (B) its 33.33% interest in a joint venture that owns a 70% interest in the Dobie Center, unless the Class B Member gives
                                         ------
notice (the "Rejection Notice") to the Class A Member on or prior to March 5, 1998 that both such Investments are not being accepted as part of the Class A Member's Capital Contributions.



                              TABLE OF CONTENTS

                                                                         PAGE


ARTICLE IDEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          Section 1.01  Definitions . . . . . . . . . . . . . . . . . . . . 1

ARTICLE IIGENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . .  14
          Section 2.01  Company Name  . . . . . . . . . . . . . . . . . .  14
          Section 2.02  Registered Office; Registered Agent . . . . . . .  14
          Section 2.03  Nature of Business; Permitted Powers  . . . . . .  14
          Section 2.04  Fiscal Year . . . . . . . . . . . . . . . . . . .  14
          Section 2.05  Term  . . . . . . . . . . . . . . . . . . . . . .  15
          Section 2.06  Limitation on Member Liability  . . . . . . . . .  15
          Section 2.07  Indemnification . . . . . . . . . . . . . . . . .  15
          Section 2.08  Exculpation . . . . . . . . . . . . . . . . . . .  15
          Section 2.09  Limitations on Fiduciary Duties . . . . . . . . .  16
          Section 2.10  Insurance . . . . . . . . . . . . . . . . . . . .  16
          Section 2.11  Outside Businesses  . . . . . . . . . . . . . . .  16

ARTICLE IIICLASSES OF INTERESTS AND ADMISSION OF MEMBERS  . . . . . . . .  18
          Section 3.01  Classes . . . . . . . . . . . . . . . . . . . . .  18
          Section 3.02  Admission of Initial Members  . . . . . . . . . .  18
          Section 3.03  Schedule A  . . . . . . . . . . . . . . . . . . .  18

ARTICLE IVVOTING AND MANAGEMENT . . . . . . . . . . . . . . . . . . . . .  18
          Section 4.01  Class A Member Voting Rights  . . . . . . . . . .  18
          Section 4.02  Class B Member Voting Rights  . . . . . . . . . .  19
          Section 4.03  Management Committee Meetings . . . . . . . . . .  19
          Section 4.04  Major Decisions . . . . . . . . . . . . . . . . .  19
          Section 4.05  Management of the Company . . . . . . . . . . . .  20
          Section 4.06  Books and Records; Accounting . . . . . . . . . .  24
          Section 4.07  Reliance by Third Parties . . . . . . . . . . . .  24
          Section 4.08  Expenses; Certain Services  . . . . . . . . . . .  24
          Section 4.09  Company Tax and Information Returns . . . . . . .  25
          Section  4.10     Certain  Provisions  Relating  to   the  Managing
Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE VCONTRIBUTIONS AND CAPITAL ACCOUNTS . . . . . . . . . . . . . . .  26
          Section 5.01  Capital Contributions . . . . . . . . . . . . . .  26
          Section 5.02  Capital Accounts  . . . . . . . . . . . . . . . .  28
          Section  5.03   Withdrawal of  Capital: Return of  Capital: Deficit
Balance
                    in Capital Account  . . . . . . . . . . . . . . . . .  28

ARTICLE VIALLOCATIONS . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          Section 6.01  Allocation of Net Profits and Net Losses for Book
                    Accounting Purposes . . . . . . . . . . . . . . . . .  29


ARTICLE VIIDISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . .  31
          Section 7.01  Distributions . . . . . . . . . . . . . . . . . .  31
          Section 7.02  Treatment of Insufficiency  . . . . . . . . . . .  32
          Section 7.03  Distributions in Kind . . . . . . . . . . . . . .  32
          Section 7.04  Adjustment in Class B Member Distributions under
                    Certain Conditions. . . . . . . . . . . . . . . . . .  33
          Section 7.05  Capital Contributions; Distributions to S/S.  . .  34

          Section 7.06  Limitations.  . . . . . . . . . . . . . . . . . .  34

ARTICLE VIIISPECIAL ALLOCATION RULES  . . . . . . . . . . . . . . . . . .  34
          Section 8.01  Certain Definitions.  . . . . . . . . . . . . . .  34
          Section 8.02  Allocations.  . . . . . . . . . . . . . . . . . .  37

ARTICLE IXREPORTING; CERTAIN FEES . . . . . . . . . . . . . . . . . . . .  40
          Section 9.01  Reporting . . . . . . . . . . . . . . . . . . . .  40
          Section 9.02  Certain Fees  . . . . . . . . . . . . . . . . . .  41

ARTICLE XRESIGNATION AND ASSIGNMENT OF INTERESTS  . . . . . . . . . . . .  43
          Section 10.01  Resignation of a Managing Member . . . . . . . .  43
          Section 10.02  Resignation of Member  . . . . . . . . . . . . .  43
          Section 10.03  No Distribution Upon Resignation . . . . . . . .  43
          Section 10.04  Assignment, Transfer or Pledge of Interests  . .  43

ARTICLE XIDISSOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . .  46
          Section 11.01  Duration and Dissolution . . . . . . . . . . . .  46
          Section 11.02  Winding Up . . . . . . . . . . . . . . . . . . .  46
          Section 11.03  Distribution of Assets . . . . . . . . . . . . .  47
          Section 11.04  Notice of Liquidation  . . . . . . . . . . . . .  47

ARTICLE XIIMISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . .  48
          Section 12.01   Rights to Specific Performance  . . . . . . . .  48
          Section 12.02  Tax Reports  . . . . . . . . . . . . . . . . . .  48
          Section 12.03  Amendment to the Agreement . . . . . . . . . . .  48
          Section 12.04  Successors; Counterparts . . . . . . . . . . . .  49
          Section 12.05  Governing Law; Severability  . . . . . . . . . .  49
          Section 12.06  Filings  . . . . . . . . . . . . . . . . . . . .  49
          Section 12.07  Headings . . . . . . . . . . . . . . . . . . . .  49
          Section 12.08  Additional Documents . . . . . . . . . . . . . .  50
          Section 12.09  Notices  . . . . . . . . . . . . . . . . . . . .  50
          Section 12.10  Confidentiality  . . . . . . . . . . . . . . . .  50


EXHIBITS
--------

     Exhibit A - Form of Employment Agreements
     Exhibit B - Fund Operating Agreement